UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as amended
(Amendment No.         )

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Filed by a party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under ss. 240.14a-12
PACIFIC PREMIER BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

April 13, 2018

Fellow Stockholders:

On behalf of the Board of Directors and management of Pacific Premier Bancorp, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Monday, May 14, 2018, at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.

The attached Notice of the Annual Meeting and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

The Company’s Board of Directors has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each director nominee, “FOR” the approval, on a non-binding advisory basis, of the “every year” option with respect to the frequency of future advisory votes by the Company’s stockholders on the compensation of the Company’s named executive officers, and “FOR” each of the other proposals presented in the attached Proxy Statement for the reasons set forth therein. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board of Directors.

We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important that you vote via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Best Regards,

Steven R. Gardner
Chairman, President and Chief Executive Officer

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (“Annual Meeting”) of Pacific Premier Bancorp, Inc. (the “Company”) will be held on Monday, May 14, 2018 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California, to consider and act upon the following matters:

1.	To elect nine (9) directors, each for a one-year term, or until their successors are elected and qualified;
2.	To amend Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 100,000,000 to 150,000,000;
3.	To amend Article FIFTH of the Company’s Certificate of Incorporation, to remove the prohibition against stockholder action by written consent;
4.	To amend Article FIFTH of the Company’s Certificate of Incorporation to remove the limitation that only the Company’s board of directors may call special meetings of stockholders;
5.	To amend Article SEVENTH of the Company’s Certificate of Incorporation to permit the adoption, amendment or repeal of the Company’s Amended and Restated Bylaws (the “Bylaws”) upon the affirmative vote of holders of at least a majority of our outstanding shares of capital stock entitled to vote;
6.	To amend Article ELEVENTH of the Company’s Certificate of Incorporation to eliminate the requirement that a supermajority vote of holders of our outstanding shares of capital stock entitled to vote be required to amend or repeal certain provisions of our Certificate of Incorporation;
7.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
8.	To approve, on a non-binding advisory basis, whether the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers should be held every one, two or three years;
9.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018;
10.	To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Items 2 through 6; and
11.	To transact such other matters as may properly come before the meeting and at any adjournments thereof. Management is not aware of any other such business.

The Board of Directors has fixed March 22, 2018 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors,

Steve Arnold
Senior Executive Vice President, General Counsel and Corporate Secretary
Irvine, California
April 13, 2018
IMPORTANT: Whether or not you expect to attend the Annual Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail by using the enclosed postage-paid reply envelope. This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation. Submitting your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so. Your proxy is revocable at your option in the manner described in the Proxy Statement.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2018

The proxy materials for this Annual Meeting, which consist of the Proxy Statement, annual report, and form of proxy, are available over the Internet at www.proxyvote.com.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000. All persons attending the Annual Meeting must present photo identification.

GENERAL INFORMATION	1

Questions and Answers about these Proxy Materials and the Annual Meeting	1

ITEM 1. ELECTION OF DIRECTORS	6

Board Nominees	6

Nominated Directors	7

Executive Officers Who Are Not Serving As Directors	9

Corporate Governance	11

Principal Holders of Common Stock	18

Security Ownership of Directors and Executive Officers	19

Compensation of Non-Employee Directors	20

Executive Compensation Discussion & Analysis	23

Transactions with Certain Related Persons	50

ITEM 2. TO AMEND ARTICLE FOURTH OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 150,000,000.	52

ITEM 3. TO AMEND ARTICLE FIFTH OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE THE PROHIBITION AGAINST STOCKHOLDER ACTION BY WRITTEN CONSENT.	54

ITEM 4. TO AMEND ARTICLE FIFTH OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE THE LIMITATION THAT ONLY THE BOARD OF DIRECTORS MAY CALL SPECIAL MEETINGS OF STOCKHOLDERS	56

ITEM 5. TO AMEND ARTICLE SEVENTH OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO PERMIT THE ADOPTION, AMENDMENT OR REPEAL OF OUR BYLAWS BY THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST A MAJORITY OF THE VOTING POWER OF ALL OF OUR OUTSTANDING SHARES OF CAPITAL STOCK ENTITLED TO VOTE	58

ITEM 6. TO AMEND ARTICLE ELEVENTH OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE REQUIREMENT THAT A SUPERMAJORITY VOTE OF HOLDERS OF OUR SHARES OF CAPITAL STOCK ENTITLED TO VOTE BE REQUIRED TO AMEND OR REPEAL CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION.	60

ITEM 7. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	62

ITEM 8. To approve, on a non-binding advisory basis, the frequency OF FUTURE advisory voteS on the Named Executive Officer compensation	63

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PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614

PROXY STATEMENT

GENERAL INFORMATION
For the 2018 Annual Meeting of Stockholders
To Be Held on Monday, May 14, 2018

Our Board of Directors is soliciting proxies to be voted at our 2018 Annual Meeting of Stockholders (“Annual Meeting”) on May 14, 2018, at 9:00 a.m., Pacific Time, to be held at our corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April 13, 2018.

As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Pacific Premier Bancorp, Inc., the term “Bank” refers to Pacific Premier Bank (the “Bank”) and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company or the Bank, as the case may be.

Questions and Answers about these Proxy Materials and the Annual Meeting

Question: Why am I receiving these materials?

Answer:   Our Board of Directors is providing these proxy materials to you in connection with the Annual Meeting, to be held on May 14, 2018. As a stockholder of record as of March 22, 2018 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question: What information is contained in this Proxy Statement?

Answer:   This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Question: Can I access the Company’s proxy materials and annual report electronically?

Answer:   Yes. The Proxy Statement, form of proxy and annual report are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Question: Who is soliciting my vote pursuant to this Proxy Statement?

Answer:   Our Board of Directors is soliciting your vote at the Annual Meeting.

Question: Who is entitled to vote?

Answer:   Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Question: How many shares are eligible to be voted?

Answer:   As of the Record Date, we had 46,504,586 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the nine (9) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.

Question: What am I voting on?

Answer:   You are voting on the following matters:

•	The election of nine (9) director nominees. Our director nominees are John J. Carona, Ayad A. Fargo, Steven R. Gardner, Joseph L. Garrett, Jeff C. Jones, Simone F. Lagomarsino, Michael J. Morris, Zareh H. Sarrafian, and Cora M. Tellez;
•	An amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended

(the “Certificate of Incorporation”), to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 150,000,000;

•	An amendment to the Company’s Certificate of Incorporation to remove the prohibition against stockholder action by written consent;
•	An amendment to the Company’s Certificate of Incorporation to remove the limitation that only the Company’s Board of Directors may call special meetings of stockholders;
•	An amendment to the Company’s Certificate of Incorporation to permit the adoption, amendment or repeal of the Company’s Amended and Restated Bylaws (the “Bylaws”) upon the affirmative vote of holders of at least a majority of our outstanding shares of capital stock entitled to vote;
•	An amendment to the Company’s Certificate of Incorporation to eliminate the requirement that a supermajority vote of the holders of our outstanding shares of capital stock entitled to vote be required to amend or repeal certain provisions of our Certificate of Incorporation;
•	The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
•	The approval, on a non-binding advisory basis, of the frequency of future advisory votes by the Company’s stockholders on the compensation of the Company’s named executive officers;
•	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018; and
•	The adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Items 2 through 6.

Question: How does our Board of Directors recommend that I vote?

Answer:   Our Board recommends that stockholders vote their shares as follows:

•	“FOR” each director nominee;
•	“FOR” the amendment of the Company’s Certificate of Incorporation to increase the authorized shares of the Company’s common stock from 100,000,000 to 150,000,000;
•	“FOR” the amendment of the Company’s Certificate of Incorporation to remove the prohibition against stockholder action by written consent;
•	“FOR” the amendment of the Company’s Certificate of Incorporation to remove the limitation that only the Company’s board of directors may call special meetings of stockholders;
•	“FOR” the amendment of the Company’s Certificate of Incorporation to permit the adoption, amendment or repeal of the Company’s Bylaws upon the affirmative vote of holders of at least a majority of our outstanding shares of capital stock entitled to vote;
•	“FOR” the amendment of the Company’s Certificate of Incorporation to eliminate the requirement that a supermajority vote of the holders of our outstanding shares of capital stock entitled to vote be required to amend or repeal certain provisions of our Certificate of Incorporation;
•	“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
•	“FOR” the approval, on a non-binding advisory basis, of the “every year” option with respect to the frequency of future advisory votes by the Company’s stockholders on the compensation of the Company’s named executive officers;
•	“FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018; and
•	“FOR” the adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Items 2 through 6.

Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?

Answer:   Quorum Requirement:   As of the Record Date, 46,504,586 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Required Votes:   Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.

If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

•	Election of Directors. Because the election of directors to occur at the Annual meeting is not contested, the vote required for the election of each of the nine (9) director nominees by the stockholders is the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. There is no cumulative voting for our directors. If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee. Abstentions are not counted in the election of directors and do not affect the outcome.
•	Increase in Authorized Shares. The affirmative vote of holders of at least a majority of our outstanding shares is required to approve the amendment to the Certificate of Incorporation to increase our outstanding shares of common stock from 100,000,000 to 150,000,000 shares.
•	Removal of the Prohibition against Stockholder Action By Written Consent Without a Meeting. The affirmative vote of the holders of at least 66 2∕3% of our outstanding shares is required to approve the amendment to the Certificate of Incorporation to remove the prohibition against stockholder action by written consent.
•	Removal of Limitation that Only the Company’s Board of Directors May Call a Special Meeting of Stockholders. The affirmative vote of the holders of at least 66 2∕3% of our outstanding shares is required to approve the amendment to the Certificate of Incorporation to remove the limitation that only the Company’s board of directors may call special meetings of stockholders.
•	Permitting a Majority Vote of Stockholders to Adopt, Amend or Repeal the Company’s Bylaws. The affirmative vote of the holders of at least 66 2∕3% of our outstanding shares is required to approve the amendment to the Certificate of Incorporation to permit the adoption, amendment or repeal of the Company’s Bylaws upon the affirmative vote of holders of at least a majority of our outstanding shares of capital stock entitled to vote.

•	Eliminating Supermajority Stockholder Vote Requirement for Amendment or Repeal of Certain Provisions of the Company’s Certificate of Incorporation. The affirmative vote of the holders of at least 66 2∕3% of our outstanding shares is required to eliminate the requirement that the amendment or repeal of certain provisions of our Certificate of Incorporation be approved by holders of at least 66 2∕3% of our outstanding shares of capital stock entitled to vote.
•	Advisory Vote on Approval of Named Executive Officer Compensation. The affirmative vote of the holders of at least of a majority of the shares for which votes are cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.
•	Advisory Vote on Frequency of Stockholder Advisory Votes on the Compensation of Named Executive Officer Compensation. The frequency (one, two, or three years) that receives the highest number of votes cast at the Annual Meeting will constitute the non-binding advisory recommendation of the stockholders as to the frequency of future advisory votes on the compensation of the Company’s named executive officers. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.
•	Ratification of Independent Auditors. The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of Crowe Horwath LLP as our independent auditor for the fiscal year ending December 31, 2018. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.
•	Adjournment of the Annual Meeting. The affirmative vote of the holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required to approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Item 9, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Item 9, the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters.

Shares represented by proxies that are marked vote “withheld” with respect to the election of any nominee for director will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares. Unless otherwise specified above, shares represented by proxies that are marked “abstain” with respect to any other matter to be voted upon at the Annual Meeting will have the effect of a negative vote.

Question: How may I cast my vote?

Answer:   If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the enclosed proxy card):

•	in person at the Annual Meeting;
•	via the Internet;
•	by telephone; or
•	by mail.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.

If you elect to vote by mail and you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and our annual report. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to our Annual Meeting.

Question: How may I cast my vote over the Internet or by telephone?

Answer:   Voting over the Internet:   If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 13, 2018. Visit www.proxyvote.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone:   If you are a stockholder of record, you may call 1-800-690-6903 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 13, 2018. Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?

Answer:   The Company’s Bylaws require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s Proxy Statement. See “Stockholder Proposals for the 2019 Annual Meeting” beginning on page 68.

Question: How may I revoke or change my vote?

Answer:   If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy card with a later date,
•	delivering written notice to our Secretary on or before May 14, 2018, stating that you are revoking your proxy,
•	attending the Annual Meeting and voting your shares in person, or
•	If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Question: Who is paying for the costs of this proxy solicitation?

Answer:   The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We have retained DF King & Co., Inc. to assist in the solicitation at a cost of approximately $10,500, plus payment of reasonable out-of-pocket expenses incurred by DF King & Co., Inc.

Question: Who will count the votes?

Answer:   Broadridge will receive and tabulate the ballots and voting instruction forms.

Question: How can I obtain the Company’s Corporate Governance information?

Answer:   Our Corporate Governance information is available on our website at www.ppbi.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

Question: How do I request electronic or printed copies of this and future proxy materials?

Answer:   You may request and consent to delivery of electronic or printed copies of this and future Proxy Statements, annual reports and other stockholder communications by

•	visiting www.proxyvote.com,
•	calling 1-800-690-6903, or
•	sending an email to sendmaterial@proxyvote.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the 16-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

ITEM 1. ELECTION OF DIRECTORS

Board Nominees

Our Board of Directors has nominated each of the following persons for re-election as a director. Under our Bylaws, directors are elected by the stockholders each year at the annual meeting of stockholders and shall hold office until the next annual meeting or until their successors are elected and qualified. Each nominee is currently a director of the Company and each has indicated that he or she is willing and able to continue to serve as a director. We have provided biographical and other information on each of the nominees beginning on page 7 of this Proxy Statement.

John J. Carona	Ayad A. Fargo
Steven R. Gardner	Joseph L. Garrett
Jeff C. Jones	Simone F. Lagomarsino
Michael J. Morris	Zareh H. Sarrafian
Cora M. Tellez

Vote Required

Because the election of directors to occur at the Annual Meeting is not contested, the vote required for the election of each of the nine (9) director nominees by the stockholders is the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. If the election of directors were a contested election, which it is not, director nominees would be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. There is no cumulative voting for our directors. If you indicate “withhold” for a particular nominee on your proxy card, your vote will not be considered in determining whether a nominee has received the affirmative vote of a majority of the votes cast in an uncontested election and a plurality of the votes cast in a contested election. The election of directors is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will not be considered in determining whether a nominee has received the affirmative vote of a majority of the shares in an uncontested election and a plurality of the shares in a contested election.

If any nominee becomes unable or unwilling to serve, which is not anticipated, the accompanying proxy may be voted for the election of such other person as shall be designated by the Governance Committee (the “Governance Committee”) of our Board of Directors. Proxies granted may not be voted for a greater number of nominees than the nine (9) named above. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed above.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Nominated Directors

Below is information regarding each of our director nominees, each of whom has been nominated for re-election at the Annual Meeting.

John J. Carona, 62, has served as a member of the Board and the Bank’s board of directors (the “Bank Board”) since 2013, when he was appointed to the Board and the Bank Board in connection with the Company’s acquisition of First Associations Bank (“FAB”). Mr. Carona served as a director of FAB since its inception in 2007. Mr. Carona is the President and Chief Executive Officer of Associa Inc. (“Associa”). Mr. Carona was a six term Senator in the State of Texas from 1990 to 2014, where he represented District 16 in Dallas County. Previously, Mr. Carona was elected to three terms in the Texas House of Representatives. Mr. Carona served as Chairman of the Senate Business and Commerce Committee, Joint Chairman of the Legislative Oversight Board on Windstorm Insurance and as Co-Chairman of the Joint Interim Committee to Study Seacoast Territory Insurance. He also served as a member of the Senate Select Committee on Redistricting and the Senate Criminal Justice, Education and Jurisprudence committees. Previously, he served as Chairman of the Senate Transportation and Homeland Security Committee. Senator Carona received a Bachelor of Business Administration degree in insurance and real estate from the University of Texas at Austin in 1978.

Ayad A. Fargo, 57, was appointed to the Board and the Bank Board on January 31, 2016, in connection with the Company’s acquisition of Security California Bancorp (“SCAF”) and its banking subsidiary Security Bank of California (“SBC”). Mr. Fargo has served as the President of Biscomerica Corporation, a food manufacturing company based in Rialto, California, since 1984. Prior to joining the Board and the Bank Board, Mr. Fargo served as a director of SCAF and SCB since 2005. Mr. Fargo received his B.S. from Walla Walla University.

Steven R. Gardner, 57, has been President, Chief Executive Officer and a director of the Company and Bank since 2000, and became Chairman of the Board of the Company and the Bank in May 2016. Prior to joining the Company, he was an executive officer of Hawthorne Financial Corporation since 1997, responsible for credit administration and portfolio management. He has more than 30 years of experience as a commercial banking executive. He has extensive knowledge of all facets of financial institution management, including small and middle market business banking, investment securities management, loan portfolio and credit risk management, enterprise risk management and retail banking. As the architect of both whole bank and FDIC assisted acquisitions as well as the acquisition of a nationwide specialty finance firm, Mr. Gardner has significant experience in successfully acquiring and integrating financial institutions. Mr. Gardner currently serves on the Board of Directors of the Federal Reserve Bank of San Francisco. Mr. Gardner formerly served on the Board of Directors of the Federal Home Loan Bank of San Francisco, and was the Chairman of the Finance Committee of the Federal Home Loan Bank of San Francisco. Mr. Gardner previously served as the Vice Chairman of the Federal Reserve Bank of San Francisco’s Community Depository Institutions Advisory Council, as a director and a member of the Executive Committee of the Independent Community Bankers of America (“ICBA”), and as a director of ICBA Holding Company and ICBA Securities, a registered broker-dealer. Additionally, Mr. Gardner served as the former President and Chairman of the California Independent Bankers. Mr. Gardner holds a B.A. from California State University, Fullerton.

Joseph L. Garrett, 69, has served as a member of the Board and Bank Board since 2012. Mr. Garrett was the President, Chief Executive Officer, a member and chairman of the Board of Directors for both American Liberty Bank and Sequoia National Bank. He also served as a member of the Board of Directors for Hamilton Savings Bank. Since 2003, Mr. Garrett has been a principal at Garrett, McAuley & Co., which provides mortgage banking advisory services to commercial banks, thrifts, and mortgage banking companies. He served on the California State Controller’s Advisory Commission on Public Employee Retirement Systems and currently serves on the National Advisory Council for the Institute of Governmental Studies at the University of California (Berkeley). Mr. Garrett received his A.B. and M.B.A. from the University of California (Berkeley) and his M.A. from the University of Washington (Seattle).

Jeff C. Jones, 63, has served as a member of the Board and Bank Board since 2006, and was Chairman of the Board of the Company and the Bank from August 2012 to May 2016. Mr. Jones is the current Managing Partner and current Executive Committee member of, and partner in, the regional accounting firm Frazer, LLP, which he has been with since 1977. Mr. Jones has over 30 years of experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries. Mr. Jones is a past president of Inland Exchange, Inc., an accommodator corporation, and has served on the Board of Directors of Moore Stephens North America, Inc. Mr. Jones holds a B.S. degree in Business Administration from Lewis and Clark College in Portland, Oregon, and a Masters of Business Taxation from Golden Gate University. Mr. Jones is a CPA in California, is licensed as a life insurance agent and holds a Series 7 securities license.

Simone F. Lagomarsino, 56, was appointed to the Board of the Company and the Bank effective as April 1, 2017, in connection with the Company’s acquisition by merger of Heritage Oaks Bancorp (“HEOP”) and its wholly-owned subsidiary, Heritage Oaks Bank. Ms. Lagomarsino currently serves as President and Chief Executive Officer of Western Bankers Association, the organization resulting from the January 1, 2018 merger of the California Bankers Association and the Western Independent Bankers Association. Prior to that merger, she served as the President and Chief Executive Officer of the California Bankers Association since April 2017. In addition, Ms. Lagomarsino has served on the Board of Directors of the Federal Home Loan Bank of San Francisco since 2013, where she has served as Chair of the Audit Committee since 2015 and served as Vice Chair of the Audit Committee in 2014. Prior to joining the Company’s and the Bank’s boards of directors, Ms. Lagomarsino was a director, President and Chief Executive Officer of HEOP, and Chief Executive Officer of Heritage Oaks Bank, beginning September, 2011. She was appointed President of Heritage Oaks Bank in January 2012 and served in that position until January 2015. Ms. Lagomarsino, a financial services professional, has over 30 years of experience in executive leadership positions in the financial services industry, including serving in such capacities as President and Chief Executive Officer of Hawthorne Financial Corporation and Chief Financial Officer of Ventura County National Bank. Ms. Lagomarsino previously served on the boards of directors of the Alzheimer’s Association’s California Central Coast Chapter, Sierra Vista Regional Medical Center, and the Foundation for the Performing Arts Center of San Luis Obispo, and is the majority owner of Vino Al Lago LLC. Ms. Lagomarsino received her B.A. from Claremont McKenna College and her M.B.A. from Claremont Graduate School.

Michael J. Morris, 72, was appointed as a director of the Company and of the Bank effective April 1, 2017, in connection with the Company’s acquisition of HEOP and its subsidiary Heritage Oaks Bank. Mr. Morris is an attorney and serves as Chairman of the Board of the law firm of Andre, Morris & Buttery. He has been a member of the Board of Directors of NioCorp, a publicly held company traded on the Toronto Stock Exchange, since 2014. He has served as a member and chairman of various non-profit boards of directors. He has practiced law in California for over 40 years, during which he has represented a broad array of corporate and individual clients. Prior to joining the Board and the Bank Board, Mr. Morris was a director of HEOP and of Heritage Oaks Bank beginning in January of 2001 and served as the Chairman of HEOP and Heritage Oaks Bank beginning in May of 2007. Mr. Morris received his B.A. from Georgetown University and his J.D. from the University of San Francisco School of Law.

Zareh H. Sarrafian, 54, was appointed to the Board and Bank Board on January 31, 2016, in connection with the Company’s acquisition of SCAF and its subsidiary SCB. Mr. Sarrafian has served as the Chief Executive Officer of Riverside County Regional Medical Center in Riverside, California since 2014. Prior to that, Mr. Sarrafian served as Chief Administrative Officer at Loma Linda Medical Center in Loma Linda, California since 1998. Prior to joining the Company’s and the Bank’s boards of directors, Mr. Sarrafian served as a director of SCAF and SBC since 2005. Mr. Sarrafian received his B.S. from California State Polytechnic University, Pomona, and his M.B.A. from California State University, San Bernardino. Mr. Sarrafian has served as a member of the Board of Directors of Switch, Inc. since its formation and serves as a member of its Audit and Governance Committees.

Cora M. Tellez, 68, has served as a member of the Board and Bank Board since October 2015. Ms. Tellez has served as the Chief Executive Officer and President of both Sterling Health Services Administration, Inc. and Sterling Self Insurance Administration since founding the companies in 2003 and 2010, respectively. Ms. Tellez previously served as the President of the health plans division of Health Net, Inc., an insurance provider that operated in seven states. She also has served as President of Prudential‘s western healthcare operations, Chief Executive Officer of Blue Shield of California, Bay Region, and Regional Manager for Kaiser Permanente of Hawaii. Ms. Tellez serves on the board of directors of HMS Holdings, Inc., (“HMS”), and previously was a director of CorMedix. For HMS, Ms. Tellez chairs the Nominating and Governance Committee and serves on the Audit and Compensation Committees. She also serves on several nonprofit organizations such as the Institute for Medical Quality and UC San Diego’s Center for Integrative Medicine. Ms. Tellez received her B.A. from Mills College and her M.S. in public administration from California State University, Hayward.

Executive Officers Who Are Not Serving As Directors

Below is information regarding each of our executive officers who are not directors of the Company or Bank, including their title, age, date they became an officer of the Company or the Bank, as the case may be, and a brief biography describing each executive officer’s business experience.

Edward Wilcox, 51, President of the Bank, was hired in August 2003 as the Bank’s Senior Vice President and Chief Credit Officer. In September 2004, Mr. Wilcox was promoted to Executive Vice President and was responsible for overseeing loan and deposit production. In the fourth quarter of 2005, Mr. Wilcox was promoted to Chief Banking Officer and assumed responsibility of the branch network. In March 2014, Mr. Wilcox was promoted to Chief Operating Officer of the Bank. In April 2015, Mr. Wilcox was promoted to Senior Executive Vice President and Chief Banking Officer and served in that role until his appointment as President and Chief Banking Officer in May 2016. In January 2018, Mr. Wilcox’s title was changed to President only. Prior to joining the Bank, Mr. Wilcox served as Loan Production Manager at Hawthorne Savings Bank for two years and as the Secondary Marketing Manager at First Fidelity Investment & Loan for five years. Mr. Wilcox has an additional nine years of experience in real estate banking, including positions as Asset Manager, REO Manager and Real Estate Analyst at various financial institutions. Mr. Wilcox obtained his B.A. degree in Finance from New Mexico State University.

Ronald J. Nicolas, Jr., 59, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, was hired in May 2016. Mr. Nicolas serves as Chairman of the Bank’s Asset Liability Committee. Prior to joining the Company and Bank, Mr. Nicolas served as Executive Vice President and Chief Financial Officer at each of: Banc of California (2012-2016); Carrington Holding Company, LLC (2009-2012); Residential Credit Holdings, LLC (2008-2009); Fremont Investment and Loan (2005-2008); and Aames Investment/Financial Corp. (2001-2005). Earlier in his career, Mr. Nicolas served in various capacities with KeyCorp, a $60-billion financial institution, including Executive Vice President Group Finance of KeyCorp (1998-2001), Executive Vice President, Treasurer and Chief Financial Officer of KeyBank USA (1994-1998), and Vice President of Corporate Treasury (1993-1994). Before joining KeyCorp, he spent eight years at HSBC-Marine Midland Banks in a variety of financial and accounting roles. Mr. Nicolas obtained his B.S. degree in Finance and his Masters in Business Administration from Canisius College.

Michael S. Karr, 49, Senior Executive Vice President and Chief Risk Officer of the Bank, was hired in April 2006. Mr. Karr was appointed Chief Risk Officer of the Bank in March 2018, and in that capacity will oversee the Bank’s enterprise risk management function. Mr. Karr previously served as the Chief Credit officer of the Bank and was responsible for overseeing the Bank’s credit functions and has responsibility for all lending and portfolio operations. He is the Chairman of the Bank’s Management Credit Committee and its Credit and Portfolio Review Committee. Prior to joining the Bank, Mr. Karr worked for Fremont Investment & Loan for 11 years as Vice President in charge of their Commercial Real Estate Asset Management department. Mr. Karr obtained his B.A. degree in Economics and Government, cum laude, from Claremont McKenna College and his Masters in Business Administration from the University of California, Irvine.

Thomas Rice, 46, Senior Executive Vice President and Chief Operating Officer of the Bank, was hired in November 2008 as the Bank’s Senior Vice President and Chief Information Officer. Mr. Rice has overseen the technology and security functions since 2008 and has led the systems conversions and integrations of the Company’s last seven acquisitions. Mr. Rice was appointed Executive Vice President and Chief Operating Officer of the Bank in April 2015 and assumed responsibility for operations of the Bank. Prior to joining the Bank, Mr. Rice was a founding partner at Compushare, where he oversaw the company’s expansion and several system conversions of his banking clients. Mr. Rice obtained his B.S. degree in Computer Information Systems from DeVry University.

Steve Arnold, 47, Senior Executive Vice President and General Counsel of the Bank, was hired in February 2016. Mr. Arnold, who has more than 20 years of experience in the banking industry, oversees corporate governance matters, compliance, fair lending and operational legal matters. Mr. Arnold also has served as the Corporate Secretary of the Company since May 2017. Prior to joining the Bank, Mr. Arnold was a Partner in the financial services group at the law firm of Manatt, Phelps & Phillips, LLP (“MPP”) where he advised banks of all sizes on a variety of operational matters, including lending, deposits, treasury management services, electronic banking, regulatory compliance and core vendor agreements. Prior to joining MPP, Mr. Arnold served as Managing Counsel at Toyota Financial Services. Mr. Arnold obtained his B.A. degree from Brigham Young University and his J.D. from the George Mason University School of Law.

Donn B. Jakosky, 64, Executive Vice President, Chief Credit Officer of the Bank, was hired in December 2017. Mr. Jakosky was appointed Executive Vice President and Chief Credit Officer of the Bank in March 2018. Prior to that, he served as Deputy Chief Credit Officer of the Bank, during which time he assisted in the oversight of all of the Bank’s credit and lending functions. Mr. Jakosky’s leadership experience at publicly and privately held banks, spanning over 35 years, is heavily concentrated on credit and lending management. Prior to joining the Bank, Mr. Jakosky served as the Executive Vice President/Chief Credit Officer at Blue Gate Bank from January 2016 to December 2017. Mr. Jakosky served as Executive Vice President and Chief Credit Officer of Community Bank, where he was responsible for all credit and lending activities from 2009 until September 2015. At Community Bank, he supervised all credit administrators and underwriters in addition to other departments, and participated on the Bank’s key committees. From 2006 to 2009, Mr. Jakosky was Executive Vice President and Chief Credit Officer at 1st Century Bank. Before that, he served at Mellon 1st Business Bank as Senior Vice President/Senior Credit Administrator and Asset Based Lending Manager from 2004 to 2006, and previously served at Bank of America and Sanwa Bank in senior credit officer roles. Mr. Jakosky obtained his Bachelor of Arts degree, cum laude, in Economics from the University of California, Los Angeles, where he subsequently also earned a Master of Business Administration degree.

Chris Porcelli, 37, Executive Vice President, Head of Real Estate and SBA of the Bank, was hired in 2004 and has served as the Executive Vice President and Head of Real Estate and SBA since January 2018. Mr. Porcelli maintains responsibility for the Business Development, Credit and Operations functions for the Bank’s Commercial Real Estate, Construction and SBA divisions. Mr. Porcelli has held numerous senior management positions over his 14-year tenure. Commencing in January 2015, Mr. Porcelli served as Senior Vice President and Senior Credit Operations Manager. In June 2015, Mr. Porcelli was promoted to Executive Vice President and Deputy Chief Credit Officer, where he served until commencing as Executive Vice President and Division Lending Manager in July 2016. Prior to joining the Bank, Mr. Porcelli spent three years at Privest Bank. Mr. Porcelli obtained his B.A. degree from Loyola Marymount University and his M.B.A. degree from Chapman University.

Teresa Dawson, 48, Senior Executive Vice President and Chief Retail Banking Officer of the Bank, was hired in 2011. Ms. Dawson is responsible for the operations of the Retail Bank, Project Management and Client Services functions. Ms. Dawson has more than 25 years of experience in the banking industry, with deep experience in the area of mergers and acquisitions. She has led system conversions and integrations for the Company’s four most recent acquisitions. Ms. Dawson was hired in March 2011 as the Bank’s Project Conversion Manager. In March 2013, she was appointed Senior Vice President and Director of Branch Operations and assumed the responsibility of the Bank’s branch network, bank operations, facilities, bank security and acquisitions. In February 2017, Ms. Dawson was appointed as the Senior Vice President and Director of Banking Operations, focusing on central operations. Prior to joining the Bank, Ms. Dawson held operational and technological positions with various financial institutions beginning in 1988.

Jamie Robinson, 47, Senior Executive Vice President and Head of Commercial Banking of the Bank, was hired in 2016. Mr. Robinson has served as Senior Executive Vice President and Head of Commercial Banking since January 2018, and in that capacity, he leads the Market Presidents within the Bank’s commercial banking platform. Mr. Robinson joined the Bank as Director of Commercial Banking and subsequently was promoted to Market President for the Inland Empire and Coachella regions. Mr. Robinson has over 26 years of commercial banking experience. Before joining the Bank, he served as Executive Vice President, Commercial Banking Manager at Security Bank of California from June 2005 to January 2016. Mr. Robinson holds a B.A. degree in business economics from the University of California, Riverside, and is a graduate of the Pacific Coast Banking School at the University of Washington.

Ernest Hwang, 54, Senior Executive Vice President and Chief Banking Officer of the Bnak, was hired in January 2016. Mr. Hwang has served as Senior Executive Vice President and Chief Banking Officer since January 2018, and in that capacity he offers leadership throughout the organization in areas such as commercial lending, loan and deposit pricing, product development and marketing. Mr. Hwang also serves as Chairman of the Bank’s Sales and Marketing Committee. Previously, Mr. Hwang served as the Bank’s Senior Executive Vice President and President of Commercial Banking. Mr. Hwang has over 30 years of commercial banking experience. Before joining the Bank, Mr. Hwang served as a Director and the President of Security California Bancorp and a founding Director, Vice Chairman and Chief Lending Officer of Security Bank of California. Earlier in his career, Mr. Hwang served as a Senior Vice President at City National Bank and previously held commercial lending positions with Security Pacific National Bank and Bank of California (Mitsubishi Bank). Mr. Hwang received his B.S. in biology from Loma Linda University and is a graduate of Pacific Coast Banking School at the University of Washington.

John Rinaldi, 70, Executive Vice President and President of Franchise Lending of the Bank, was hired in January 2014 and has lead the Bank’s Franchise Lending division since that date. As a franchise restaurant finance industry veteran of more the 20 years, Mr. Rinaldi offers a wealth of experience and leadership to the Bank’s Franchise Lending division. Previously, Mr. Rinaldi served as the President and Chief Executive Officer of Irwin Franchise Capital, a company that he founded which was a wholly owned subsidiary of Irwin Financial Corporation for 8 years and the predecessor of First Franchise Capital, a subsidiary of First Financial Bank. Prior to those engagements, he served in executive capacities at a number of financial companies and had full profit and loss responsibility at a variety of companies. Mr. Rinaldi served at Franchise Mortgage Acceptance Company (FMAC) as Chief Operations Officer, President of the Equipment Finance business and a senior member of the Credit Committee; at Federated Capital Corporation he served as Executive Vice President and at Bell Atlantic Capital Corporation he was a Senior Vice President and led the Middle Market and Franchise Lending businesses.

Corporate Governance

We value strong corporate governance principles and adhere to the highest ethical standards. These principles and standards, along with our core values of fairness and caring, assist us in achieving our corporate mission. To foster strong corporate governance and business ethics, our Board of Directors continues to take many steps to strengthen and enhance our corporate governance practices and principles. To that end, we have adopted certain corporate governance guidelines, which are embodied in the Corporate Governance Policy that our Board has approved to achieve the following goals:

•	to promote the effective functioning of the Board of Directors;
•	to ensure that the Company conducts all of its business in accordance with the highest ethical and legal standards; and
•	to enhance long-term stockholder value.

The full text of our Corporate Governance Policy is available on our website at www.ppbi.com under the Investor Relations section. Our stockholders may also obtain a written copy of the guidelines at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

The Governance Committee of our Board of Directors administers our Corporate Governance Policy, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends that our Board approve updates and revisions to our Corporate Governance Policy.

Director Qualifications, Diversity and Nomination Process

Our Governance Committee is responsible for reviewing with the Board of Directors annually the appropriate skills and characteristics required of the Board members, and for selecting, evaluating and recommending nominees for election by our stockholders. The Governance Committee has authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

In evaluating both the current directors and the nominees for director, the Governance Committee considers such other relevant factors, as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, and the director qualification guidelines set forth in the Company’s Corporate Governance Policy. Under the Company’s Corporate Governance Policy, the factors considered by the Governance Committee and the Board in its review of potential nominees and directors include: integrity and independence; substantial accomplishments, and prior or current association with institutions noted for their excellence; demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment; the background and experience of candidates, particularly in areas important to the operation of the Company such as business, education, finance, government, law or banking; the ability to make a significant and immediate contribution to the Board’s discussions and decision-making; special skills, expertise or background that add to and complement the range of skills, expertise and background of the existing directors; career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make; and the availability and energy necessary to perform his or her duties as a director. In addition, the Governance Committee and the Board believes the composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience. Application of these factors involves the exercise of judgment by the Board and cannot be measured in any mathematical or routine way.

In connection with the evaluation of nominees, the Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Governance Committee, in concert with the Company’s Chief Executive Officer (“CEO”), interviews prospective nominees. After completing its evaluation, the Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

For each of the nominees to the Board and the current directors, the biographies shown above highlight the experiences and qualifications that were among the most important to the Governance Committee in concluding that the nominee or the director should serve or continue to serve as a director of the Company. The table below supplements the biographical information provided above. The vertical axis displays the primary attributes and qualifications reviewed by the Governance Committee in evaluating a board candidate, and the marks within the boxes indicate those particular attributes and qualifications that the Board determined each particular candidate possesses.

Experience, Qualifications, Skill or Attribute	Carona	Fargo	Gardner	Garrett	Jones	Lagomarsino	Morris	Sarrafian	Tellez
Professional standing in chosen field	X	X	X	X	X	X	X	X	X
Expertise in financial services or related industry	X		X	X	X	X	X	X	X
Audit Committee Financial Expert qualifications			X		X	X	X	X	X
Civic and community involvement	X	X	X	X	X	X	X	X	X
Other public company experience		X	X			X	X	X	X
Leadership and team building skills	X	X	X	X	X	X	X	X	X
Specific skills/knowledge:
– finance	X	X	X	X	X	X	X	X	X
– marketing	X		X			X
– public affairs	X			X
– human resources	X		X			X
– governance	X	X	X	X	X	X	X	X	X

Our stockholders may propose director candidates for consideration by the Governance Committee by submitting the individual’s name and qualifications to our Corporate Secretary at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614. Our Governance Committee will consider all director candidates properly submitted by our stockholders in accordance with our Bylaws and Corporate Governance Guidelines.

Board of Directors Independence

Each member of our Board and the Bank Board is elected annually and will continue to serve until their successors are elected and qualified, or until their early resignation. Our Corporate Governance Policy requires that our Board consist predominantly of directors who are not currently, and have not been, during the most recent three years, employed by us (i.e. non-management directors). Currently, the Company’s Chairman, President and CEO, Mr. Gardner, is the only director who is also a member of management.

In addition, our Corporate Governance Policy requires that a majority of our Board consist of “independent directors” as defined under the NASDAQ Stock Market (“NASDAQ”) rules. No director will be “independent” unless the Board affirmatively determines that the director meets the categorical standards set forth in the NASDAQ rules and otherwise has no relationship with the Company that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, the Board of Directors considers the director independence guidelines established by institutional shareholder advisory services. The Board of Directors balances those guidelines with the independence standards established by NASDAQ rules and other important qualitative factors identified by the Board of Directors when evaluating whether an individual who otherwise satisfies the independence standards set forth in the NASDAQ rules also should be considered sufficiently independent for service on the Audit, Compensation and Governance Committees.

The Governance Committee is responsible for the annual review, together with the Board of Directors, of the appropriate criteria and standards for determining director independence consistent with NASDAQ rules. The Board of Directors has determined that Ayad A. Fargo, Joseph L. Garrett, Jeff C. Jones, Simone Lagomarsino, Michael Morris, Zareh H. Sarrafian, and Cora M. Tellez are independent under the NASDAQ rules and have no material relationships with the Company.

Responsibilities of the Board of Directors

In addition to each director’s basic duties of care and loyalty, the Board of Directors has separate and specific obligations enumerated in our Corporate Governance Policy. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. Our Board and its committees have the authority to retain and establish the fees of outside legal, accounting or other advisors, as necessary to carry out their responsibilities.

The directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. As a result, our directors must disclose all business relationships with the Company and with any other person doing business with us to the entire Board and to recuse themselves from discussions and decisions affecting those relationships. We periodically solicit information from directors in order to monitor potential conflicts of interest and to confirm director independence. In addition, each director is subject to the Company’s Related Party Transactions Policy, pursuant to which transactions between the Company or the Bank, on one hand, and any of our directors or certain of their affiliates, on the other hand, need to be approved or ratified by disinterested members of the Governance Committee, if not otherwise pre-approved under the terms of the policy. For more information, see “Related-Party Transactions”.

Board of Directors Leadership Structure

Our Bylaws provide for a Board of Directors that will serve for one-year terms. Unless otherwise determined by the Board, our Bylaws require that our Board be comprised of seven (7) members. The Board currently has ten (10) members. In connection with Mr. Pfau’s determination not to stand for re-election as a director at the Annual Meeting, the Board has determined that it is in our best interests and the best interests of our stockholders that the size of the Board be reduced to nine (9) members effective immediately prior to the Annual Meeting. In addition, the Board has authorized an increase in the size of the Board to eleven (11) members effective upon consummation of the proposed acquisition of Grandpoint Capital, Inc. and its subsidiary, Grandpoint Bank (collectively, “Grandpoint”), in order to accommodate the addition of two new director nominees from Grandpoint. Vacancies on the Board may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves for a term expiring at the next annual meeting of stockholders.

The Board is committed to having a non-executive Chairman or a lead independent director. Our Corporate Governance Policy provides that either of these structures is appropriate to ensure independent Board leadership and that the Company is managed for the long-term benefit of its stockholders. Each year, the Board evaluates the its leadership structure to ensure that it remains appropriate. Currently, the offices of Chairman of the Board of Directors and CEO are jointly held and the Board has designated a lead independent director to ensure independent director oversight of the Company.

Mr. Jones currently serves as the Board’s lead independent director. The lead independent director:

•	ensures independent oversight of the Company;
•	ensures active participation of the independent directors in setting agendas and establishing priorities for the Board;
•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; and
•	serves as a liaison between the Chairman and the independent directors.

Board of Directors Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of our Company. The entire Board of Directors is responsible for oversight of the Company’s risk management processes. The Board delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for monitoring business risk practices and legal and ethical programs. In this way, the Audit Committee helps the Board fulfill its risk oversight responsibilities relating to the Company’s financial statements, financial reporting process and regulatory requirements. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the chair of the Audit Committee. The Board receives periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives. In addition, our Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

Communication With Directors

Individuals may submit communications to any individual director, including our presiding Chairman, our Board as a group, or a specified Board committee or group of directors, including our non-management directors, by sending the communications in writing to the following address: Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614. All correspondence should indicate to whom it is addressed. The Company’s Corporate Secretary will sort the Board correspondence to classify it based on the following categories into which it falls: stockholder correspondence, commercial correspondence, regulatory correspondence or customer correspondence. All stockholder correspondence will then be forwarded to the Board members to whom it is directed.

Board Meetings and Executive Sessions

During 2017, our Board of Directors met 11 times and anticipates holding 8 regularly-scheduled Board meetings in 2018, and any special meetings that may be necessary or appropriate. Directors, on average, attended approximately 96.36% of the Board and applicable Board committee meetings during 2017. All of our directors are encouraged to attend each meeting in person. Our management provides all directors with an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review. Any director may submit topics or request changes to the preliminary agenda as he or she deems appropriate in order to ensure that the interests and needs of non-management directors are appropriately addressed. To ensure active and effective participation, all of our directors are expected to arrive at each Board and committee meeting having reviewed and analyzed the materials for the meeting.

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings. Executive sessions at which the independent directors meet with the CEO also may be scheduled. During 2017, the independent directors met 10 times in executive session without the presence of management.

Director Attendance at Company Annual Meetings

All of our directors are encouraged to attend every Company annual meeting of stockholders. All of our directors attended our 2017 Annual Meeting of Stockholders.

Director Contact with Management

All of our directors are invited to contact our Chief Executive Officer and or any of our executive or senior level managers at any time to discuss any aspect of our business. In addition, there generally are frequent opportunities for directors to meet with other members of our management team.

Corporate Code of Business Conduct and Ethics

We have implemented a Code of Business Conduct and Ethics applicable to our directors, CEO, Chief Financial Officer (“CFO”), other senior management, and to all of our officers and employees. Our Code of Business Conduct and Ethics provides fundamental ethical principles to which these individuals are expected to adhere. Our Code of Business Conduct and Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company and the Bank. Our Code of Business Conduct and Ethics is available on our website at www.ppbi.com under the Investor Relations section. Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000. Any future changes or amendments to our Code of Business Conduct and Ethics and any waiver that applies to one of our senior financial officers or a member of our Board of Directors will be posted to our website.

The table below sets forth the membership of our Audit Committee, Compensation Committee, Governance Committee, and Executive Committee as of December 31, 2017, as well as the number of meetings each committee held during the year ended December 31, 2017.

Board Committee(1)
Director	Audit(2)	Compensation	Governance(3)	Executive(4)
John J. Carona
Ayad A. Fargo		X
Steven R. Gardner				X*
Joseph L. Garrett	X	X*		X
Jeff C. Jones	X*	X	X*	X
Simone F. Lagomarsino
Michael J. Morris	X
Michael E. Pfau		X	X
Zareh H. Sarrafian			X	X
Cora M. Tellez	X	X
	9 meetings in 2017	7 meetings in 2017	4 meetings in 2017	No meetings in 2017
*	Chairperson
(1)	Effective March 26, 2018, the Board established an Enterprise Risk Management Committee of the Board. Mr. Morris (Chair), Ms. Lagomarsino and Ms. Tellez have been appointed to serve on the Enterprise Risk Management Committee.
(2)	Effective March 26, 2018, Mr. Garrett no longer serves on the Audit Committee and Mr. Sarrafian has been appointed to serve on the Audit Committee.
(3)	Effective March 26, 2018, Mr. Pfau no longer serves on the Governance Committee or Compensation Committee, Mr. Fargo has been appointed to serve on the Governance Committee and Mr. Sarrafian has been appointed Chairperson of the committee. Mr. Pfau is not standing for re-election to the Board at the Annual Meeting.
(4)	Effective March 26, 2018, the Executive Committee has been discontinued as a Board committee.

A description of the general functions of each of the Company’s Board committees and the composition of each committee is set forth below.

Audit Committee.   The Audit Committee is responsible for selecting and communicating with the Company’s independent auditors, reporting to the Board on the general financial condition of the Company and the results of the annual audit, and ensuring that the Company’s activities are being conducted in accordance with applicable laws and regulations. The internal auditor of the Bank participates in the Audit Committee meetings. A copy of the Audit Committee charter can be found on the Company’s website at www.ppbi.com under the Investor Relations section.

No member of the Audit Committee receives any consulting, advisory or other compensation or fee from the Company other than fees for service as a member of the Board of Directors, committee member or officer of the Board. Each of the Audit Committee members is considered “independent” under the NASDAQ listing standards and rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board of Directors has determined that each of Mr. Jones, Mr. Sarrafian and Ms. Tellez satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and is independent under the NASDAQ listing standards and rules of the SEC.

Compensation Committee.   The Compensation Committee reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed. In recommending director compensation, the Compensation Committee considers the potential negative effect on director independence if director compensation and perquisites exceed customary levels. The Compensation Committee also (i) has oversight responsibility for the Bank’s compensation policies, benefits and practices, (ii) approves all stock option, restricted stock and restricted stock unit grants, (iii) has oversight responsibility for management planning and succession, (iv) determines the annual salary, the annual bonus, stock options, and restricted stock grants of our CEO, CFO and other named executive officers, and (v) approves the compensation structure for other members of our senior management team. Each of the Compensation Committee members is considered “independent” under the NASDAQ listing standards and rules of the SEC. A copy of the Compensation Committee charter can be found on the Company’s website at www.ppbi.com under the Investor Relations section.

The Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation advisors, including approval of the terms and fees of any such arrangement. In 2017, the Compensation Committee engaged Willis Towers Watson (“WTW”) to assist the Compensation Committee with its responsibilities related to our executive and Board compensation programs. WTW does not provide other services to the Company. Additionally, based on standards promulgated by the SEC and the NASDAQ to assess compensation advisor independence and the analysis conducted by WTW in its independence review, the Compensation Committee concluded that WTW is independent and a conflict-free advisor to the Company.

Governance Committee.   The Governance Committee has oversight responsibility for nominating candidates as directors and to determine satisfaction of independence requirements. The Governance Committee has adopted a written charter. A copy of the charter and the Company’s Corporate Governance Guidelines can both be found on the Company’s website at www.ppbi.com under the Investor Relations section.

The primary responsibilities of our Governance Committee include:

•	assisting the Board in identifying and screening qualified candidates to serve as directors, including considering stockholder nominees;
•	recommending to the Board candidates for election or reelection to the Board or to fill vacancies on the Board;
•	aiding in attracting qualified candidates to serve on the Board;
•	making recommendations to the Board concerning corporate governance principles;
•	periodically assessing the effectiveness of the Board in meeting its responsibilities representing the long-term interests of the stockholders; and
•	following the end of each fiscal year, providing the Board with an assessment of the Board’s performance and the performance of the Board committees.

Enteprise Risk Management Committee.   The Enterprise Risk Management Committee (the “ERM Committee”) has oversight responsibility for ensuring the Company’s global risk-management framework is commensurate with its structure, risk profile, complexity, activities and size. The ERM Committee has adopted a written charter, a copy of which can both be found on the Company’s website at www.ppbi.com under the Investor Relations section.

The primary responsibilities of our ERM Committee include but are not limited to:

•	reviewing management’s assessment of the Company’s core risks and alignment of its enterprise-wide risk profile with the Company’s strategic plan, goals, and objectives;

•	reviewing the amount, nature, characteristics, concentration and quality of the Company’s credit portfolio, as well as significant exposures to credit risk and reviewing exceptions (if any) to credit policies or procedures, and trends in portfolio quality (credit and position risk), market risk, liquidity risk, economic trends, and other risk information;
•	reviewing and approving the Company’s policies and procedures for any legally-required stress testing processes as frequently as economic conditions or the condition of the Company may warrant, but no less than annually; and
•	reviewing cyber security threat reports regarding the assessment of current security updates, cyber statistics, core elements and controls, and key IT trends affecting information security.

Executive Committee.   Prior to March 26, 2018, the Executive Committee was permitted exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee’s primary responsibilities included: (i) acting on behalf of the Board upon any routine operational matters, or such other matters, which, in the opinion of the Chairman of the Board, should not be postponed until the next regularly scheduled meeting of the Board, subject, in each case, to the limitations set forth in the Executive Committee charter and our Bylaws; and (ii) forming and delegating authority to subcommittees when appropriate. Effective as of March 26, 2018, the Executive Committee has been discontinued as a Board committee.

Compensation Committee Interlocks and Insider Participation

For 2017, the Compensation Committee was comprised of Messrs. Fargo, Garrett, Goddard, and Jones, and Ms. Tellez, each of whom was an independent director. Following the Company’s acquisition by merger of HEOP, effective April 1, 2017, Mr. Pfau replaced Mr. Goddard as a member of the Compensation Committee. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee. Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2017, all such persons filed all ownership reports and reported all transactions on a timely basis, except that due to administrative oversights, two reports on Form 4 were not timely filed for Mrs. Tellez relating to shares received in lieu of cash for board fees for the first and second quarter of 2017, for which a Form 4 was filed on March 2, 2018.

Committee Independence and Additional Information

The Company’s Audit, Governance and Compensation Committees are currently composed entirely of “independent” directors, as defined by our Corporate Governance Policy and applicable NASDAQ and SEC rules and regulations. Our Compensation, Audit and Governance Committees each have a written charter, which may be obtained on our website at www.ppbi.com under the Investor Relations section. Company stockholders may also obtain written copies of the charters at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

The Chair of each committee is responsible for establishing committee agendas. The agenda, meeting materials and the prior meeting minutes of each committee meeting are furnished in advance of each committee meeting to all of our directors, and each committee chair reports on his or her committee’s activities to the full Board at least quarterly.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, with respect to options and restricted stock units outstanding and shares available for future awards under the Company’s active equity incentive plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Pacific Premier Bancorp, Inc. 2004 Long-term Incentive Plan	114,454	$8.25	—
Pacific Premier Bancorp, Inc. Amended and Restated 2012 Stock Long-Term Incentive Plan	791,826	14.03	3,594,149
Heritage Oaks Bancorp 2005 Equity Based Compensation Plan	48,532	19.15	—
Heritage Oaks Bancorp 2015 Equity Incentive Plan	48,156	21.78	630,472	(3)
Equity compensation plans not approved by security holders	—	—	—
Total Equity Compensation plans	1,002,968 (1)	$13.89 (2)	4,224,621	(4)
(1)	Consists of 954,523 shares issuable upon the exercise of outstanding stock options and 48,445 shares issuable in settlement of outstanding RSUs (assuming RSUs are earned at the maximum potential level). Excludes 398,398 outstanding shares of restricted stock (these do not constitutes “rights” under SEC rules).
(2)	The weighted-average exercise price includes all outstanding stock options but does not include restricted stock units, all of which do not have an exercise price. If restricted stock units were included in this calculation, treating such awards as having an exercise price of zero, the weighted average exercise price of outstanding options, warrants and rights would be $13.22.
(3)	Represents shares of Company common stock available for issuance under the Heritage Oaks Bancorp 2015 Equity Incentive Plan (the “HEOP Plan”), which was assumed by the Company in its acquisition of HEOP effective as of April 1, 2017. The aggregate number of shares authorized for issuance under the HEOP Plan at the date of acquisition was 630,472. The foregoing share amount represent shares available for issuance under the HEOP Plan at the relevant date, multiplied by the exchange ratio of 0.3471, which was the exchange ratio used to calculate the number of shares of the Company’s common stock into which awards issued under HEOP Plan was converted upon the Company’s assumption of the HEOP Plan.
(4)	Consists of common stock remaining available for awards under our 2012 Long-Term Incentive Plan and the HEOP Plan.

Principal Holders of Common Stock

The following table sets forth information as to those persons or entities believed by management to be beneficial owners of more than 5% of the Company’s outstanding shares of common stock as of the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Exchange Act. Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of the Company’s common stock as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	4,970,355	(2)	10.69%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	2,780,883	(3)	5.98%
(1)	As of the Record Date, there were 46,504,586 shares of Company common stock outstanding on which “Percent of Class” in the above table is based.
(2)	As reported in a Schedule 13 G/A filed with the SEC on January 19, 2018 for the calendar year ended December 31, 2017. BlackRock Inc. reported having sole voting power over 4,878,788 shares and sole dispositive power over 4,970,355 shares.
(3)	As reported in a Schedule 13G filed with the SEC on February 14, 2018, reporting beneficial ownership as of December 31, 2017. T. Rowe Price Associates, Inc. reported having sole voting power over 444,273 shares and sole dispositive power over 2,780,883 shares.

Security Ownership of Directors and Executive Officers

This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date, by (i) our directors, (ii) our named executive officers, and (iii) all of our current directors and executive officers as a group. The following summary is based on information furnished by the respective directors and officers. Each person has sole voting and investment power with respect to the shares they beneficially own.

				Total Beneficial Ownership
Name	Common Stock	Restricted Stock(1)	Options Exercisable(2)	#(3)	%(4)
	A	B	C	D	E
John J. Carona	15,739	1,427	15,000	32,166	*
Ayad Fargo	295,895	1,427	—	297,322	*
Joseph L. Garrett	69,263	1,795	25,000	96,058	*
Jeff C. Jones	120,541	1,427	26,000	147,968	*
Simone Lagomarsino	66,493	2,979	—	69,472	*
Michael Morris	24,791	1,427	3,470	29,688	*
Michael Pfau(5)	31,346	1,802	3,470	36,618	*
Zareh Sarrafian	21,477	1,427	—	22,904	*
Cora Tellez	12,857	1,817	—	14,674	*
Steven R. Gardner	206,478	83,178	180,842	470,498	1.00%
Edward Wilcox	59,589	44,632	101,500	205,721	*
Ronald J. Nicolas, Jr.	4,372	29,647	—	34,019	*
Michael S. Karr	36,826	28,742	97,000	162,568	*
Thomas Rice	22,327	29,931	34,964	87,222	*
Stock Ownership of all Directors and Executive Officers as a Group (21 persons)	1,024,252	339,658	578,077	1,941,987	4.12%
*	Represented less than 1% of outstanding shares.
(1)	In accordance with applicable SEC rules, shares of restricted stock constitute beneficial ownership because the holder has voting power, but not dispositive power.
(2)	In accordance with applicable SEC rules, stock options that are exercisable or will become exercisable, and restricted stock units that will be settled, within 60 days after the Record Date are included in this column.
(3)	The amounts in column D are derived by adding shares, restricted stock and options exercisable listed in columns A, B and C of the table.
(4)	The amounts contained in column E are derived by dividing the amounts in column D of the table by (i) the total outstanding shares of 46,504,586 plus (ii) the amount in column C for that individual or the group, as applicable.
(5)	Mr. Pfau is not standing for re-election to the Board at the Annual Meeting.

Compensation of Non-Employee Directors

The Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors’ compensation for serving on the Board of Directors and its committees. In establishing director compensation, the Board of Directors and the Compensation Committee are guided by the following goals, compensation should:

•	consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
•	align the directors’ interests with the long-term interests of the Company’s stockholders; and
•	assist with attracting and retaining qualified directors.

The Compensation Committee and the Board of Directors most recently completed this process in December 2017. To better position the Company’s director compensation relative to our peer group, as identified below, it was determined that, for the 2018 fiscal year, the cash compensation for non-employee directors serving on the Boards of Directors of the Company and the Bank will remain the same as 2017, and director equity compensation will increase from the 2017 compensation as detailed below. The Company does not pay director compensation to directors who are also employees. Below are the elements of compensation paid to non-employee directors for their service on the Board of Directors.

Cash Compensation

During the 2017 fiscal year, non-employee directors received the following cash payments for their service on the Boards of Directors of the Company and the Bank:

•	an annual cash retainer of $59,000, paid quarterly in arrears, for service on the Boards of Directors of the Company and the Bank;
•	an additional annual cash retainer of $15,000, paid quarterly in arrears, to the Chairman of the audit committee of the Company’s Board;
•	an additional annual cash retainer of $2,500, paid quarterly in arrears, to the members of the audit committee of the Company’s Board;
•	an additional annual cash retainer of $10,000, paid quarterly in arrears, to the Chairman of compensation committee of the Company’s Board; and
•	an additional annual cash retainer of $1,000, paid quarterly in arrears, to members of the compensation committee of the Company’s Board.

During 2017, the Company did not provide prerequisites to any director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for travel expense incurred in attending Board and committee meetings.

We have offered to our non-executive directors the opportunity to receive all or a portion of their annual cash retainer in the form of shares of restricted stock. If a director elects to receive all or a portion of her or his annual cash retainer in restricted shares of restricted stock, the director is granted on the last day of the quarter for which payment is owed a number of shares of restricted stock equal to the amount of retainer owed divided by the closing price of our common stock on the date of grant. In 2017, we granted non-executive directors 3,199 shares of restricted stock in lieu of annual cash retainer payments.

Stock Compensation

Each non-employee director is eligible for a grant of shares of restricted stock issued from the 2012 Long-Term Incentive Plan, as recommended by the Compensation Committee. The shares of restricted stock that the Company awards to its directors fully vest as of the first anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances. On January 26, 2017, each of our non-employee directors was granted 1,248 shares of restricted stock. On February 28, 2018, each of our non-employee directors was granted 1,427 shares of restricted stock.

Stock Ownership Guidelines for Directors

The Board of Directors has adopted stock ownership guidelines for non-employee directors, which require that each non-employee director own shares of the Company’s common stock having a value of at least equal to five times the director’s annual retainer for service on the Board of the Company or the Bank Board (not including committee-related fees). New directors have five years after joining the Board of Directors or the Bank Board to meet the guidelines. Restricted stock and restricted stock units, and a portion of the shares that may be acquired by exercise of vested in-the-money stock options, are treated as stock ownership for this purpose. As of the date of this Proxy Statement, all directors met or exceeded the ownership guidelines to the extent applicable to them.

Health Insurance Benefits

Non-employee directors can elect to receive insurance benefits from the Company, including long-term care insurance or health care insurance. The aggregate cost of these benefits in 2017 was $60,400.

Aggregate Director Compensation in 2017. In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid during 2017 to its non-employee directors.

2017 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Changes In Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
Kenneth A. Boudreau*	$15,375	$49,982	$—	$1,498	$—	$66,855
John J. Carona	59,000	49,982	—	—	—	108,982
Ayad Fargo	60,000	49,982	—	—	—	109,982
Joseph L. Garrett	71,500	49,982	—	—	—	121,482
John D. Goddard*	15,000	49,982	—	505	__	65,487
Jeff C. Jones	68,750	49,982	—	—	—	118,732
Simone F. Lagomarsino	46,434	—	—	—	—	46,434
Michael L. McKennon*	18,500	49,982	—	3,397	—	71,879
Michael J. Morris	46,125	—	—	—	—	46,125
Michael E. Pfau**	45,000	—	—	—	—	45,000
Zareh Sarrafian	59,000	49,982	—	—	—	108,982
Cora Tellez	62,500	49,982	—	—	—	112,482
*	Resigned as a director effective immediately prior to the effectiveness of the Company’s acquisition of HEOP and Heritage Oaks Bank on April 1, 2017.
**	Not standing for re-election to the Board at the Annual Meeting.
(1)	These amounts represent the aggregate grant date fair value of restricted stock granted in 2017, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Fair value is based on 100% of the closing price per share of our common stock on the date of grant. At December 31, 2017, each of the non-employee directors named in the above table held 1,248 shares of restricted stock, except for Mr. Lagomarsino who held 3,690 and Mr. Pfau and Mr. Morris, who held none. In addition, at December 31, 2017, non-employee directors held outstanding stock options as follows: Mr. Carona, 15,000; Mr. Garrett, 25,000; Mr. Jones, 31,000; Mr. Morris, 4,381; Mr. Pfau, 4,381; Ms. Tellez, 0; Mr. Fargo, 0; and Mr. Sarrafian, 0.
(2)	Amounts reported in this column are the total interest credited on deferred compensation balances in 2017. Only the portion of such interest that exceeds 120% of the applicable federal rate is deemed to constitute compensation to a director under the SEC rules governing this table.

Deferred Compensation Plan

The Bank created a Directors’ Deferred Compensation Plan in September 2006 which allowed non-employee directors to defer Board of Directors’ fees and provided for additional contributions from any opt-out portion of the long-term care insurance plan. See “Health Insurance Benefits” under “Compensation of Non-Employee Directors”. As of December 2016, the Directors’ Deferred Compensation Plan was frozen such that no new contributions may be made and existing balances remain until distribution. The Directors’ Deferred Compensation Plan is unfunded. The Company is under no obligation to make matching contributions to the Directors’ Deferred Compensation Plan. The deferred compensation was credited with interest by the Bank at prime plus one percent through January 31, 2014, after which the rate was changed to prime minus one percent. The director’s account balance is payable upon retirement or resignation. The table below shows the totals for the Deferred Compensation Plan contributions and earnings, for our Directors, for the year ended December 31, 2017.

2017 NONQUALIFIED DIRECTOR DEFERRED COMPENSATION
Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End	Director Contributions in Last Fiscal Year	Contributions in Lieu of Health Insurance in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Kenneth A. Boudreau*	$155,734	$—	$—	$1,498	$157,232	$—
John J. Carona	15,974	—	—	—	—	15,974
Ayad Fargo	2,312	—	—	—	—	2,312
Joseph L. Garrett	—	—	—	—	—	—
John D. Goddard*	52,555	—	—	505	53,060	—
Jeff C. Jones	52,555	—	—	—	—	52,555
Simone F. Lagomarsino	—	—	—	—	—	—
Michael L. McKennon*	353,128	—	—	3,397	356,525	—
Michael J. Morris	—	—	—	—	—	—
Michael E. Pfau**	—	—	—	—	—	—
Zareh Sarrafian	—	—	—	—	—	—
Cora Tellez	4,048	—	—	—	—	4,048
Total	$636,306	—	—	$5,400	$566,817	$74,889
*	Resigned as a director effective immediately prior to the effectiveness of the Company’s acquisition of HEOP and Heritage Oaks Bank on April 1, 2017.
**	Not standing for re-election to the Board at the Annual Meeting.

Executive Compensation Discussion & Analysis

In this Executive Compensation Discussion & Analysis (“CD&A”), we explain our compensation program for our CEO, our CFO and our three highest paid other executive officers (collectively, our “NEOs”) in 2017, as well as changes we have made with respect to our NEO compensation program design and governance for 2018, based, in part, on feedback we received from stockholders during 2017. The Compensation Committee of our Board of Directors has designed our NEO compensation program to align executive compensation with the Company’s performance and the creation of long-term value for our stockholders. The NEOs for 2017 are:

Name	Title	Tenure
Steven R. Gardner	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank	18 years
Edward Wilcox(1)	President & Chief Banking Officer of the Bank	15 years
Ronald J. Nicolas, Jr.	Senior Executive Vice President and Chief Financial Officer of the Company and the Bank	2 years
Michael S. Karr(2)	Senior Executive Vice President & Chief Credit Officer of the Bank	12 years
Thomas Rice	Senior Executive Vice President & Chief Operating Officer of the Bank	10 years
(1)	Effective as of January 25, 2018, Mr. Wilcox serves solely as the President of the Bank.
(2)	Effective as of March 27, 2018, Mr. Karr’s title was changed to Senior Executive Vice President and Chief Risk Officer of the Bank.

Executive Summary and Stockholder Outreach

Considerations in Establishing Targeted 2017 NEO Compensation.   When determining targeted 2017 NEO compensation at the beginning of the 2017 fiscal year, the Compensation Committee of our Board considered multiple factors, including our management team’s execution on our 2016 strategic plan of growth through acquisitions as well as organic growth. The Compensation Committee felt that our disciplined and prudent growth during the year, as evidenced by our continued strength in our asset quality results and remaining “well-capitalized” from a bank regulatory perspective, contributed to total shareholder returns in 2016 that exceeded our peer group and the 2016 KBW Regional Bank Index without sacrificing asset quality or taking excessive risk. Our total assets grew 44.7% during 2016, while our non-performing loans-to-total-assets and net charge-offs-to-average-total-loans were 0.04% and 0.17%, respectively, at December 31, 2016.

In light of our stated strategy to grow through acquisitions, our Compensation Committee believes that, when making decisions concerning NEO compensation, our financial performance should be considered both before and after giving effect to adjustments for merger-related expenses. Our return on assets was 1.11% and our return on average tangible common equity was 12.87% for the year ended December 31, 2016, or 1.20% and 13.87%, respectively, on an as-adjusted basis. Our Compensation Committee believed that our 2016 total shareholder return of 66.4% compared favorably to our peer group (4th overall) and the 2016 KBW Regional Bank Index, which produced, on average, total shareholder returns of 42.0% and 26.0%, respectively, for the year.

These factors, as well as other considerations, such as continued anticipated strategic growth and key executive retention-related matters were instrumental considerations in the decisions made by the Compensation

Committee to approve targeted 2017 NEO compensation levels, which the Compensation Committee believed were in our best interests and the best interests of our stockholders. Notably, a significant portion of our targeted 2017 NEO compensation was comprised of performance-based equity incentive awards (60.4% of total targeted compensation for our CEO) that required satisfaction of certain performance metrics for 2017 and beyond as a condition to vesting, which the Compensation Committee viewed as an important feature in aligning our NEO’s interests with those of our stockholders over the long-term.

2017 Financial Highlights.   The Company continued its strong operating performance in 2017, which was attributable in large part to management’s effective implementation of the Company’s strategic plan of organic growth and growth through acquisitions during the fiscal year. S&P Global Market Intelligence recently ranked us 6th out of 533 banking institutions with between $1 billion and $10 billion in total assets based on our performance in 2017 with respect to return on average tangible common equity, loan growth, asset quality and efficiency ratio. We believe our financial performance contributed to strong returns for our shareholders. We ended 2017 with total shareholder return of 13.15% and a three-year average total shareholder return of 32%. Our three-year average total shareholder return at December 31, 2017, as compared to our 2017 peer group and the KBW Index returns, is illustrated in the following chart:

The key financial results listed below, both before and after adjusting for the effect of merger-related expenses, reflect areas in which our performance excelled. We believe that these results position us to produce strong financial results in the future.

Fiscal Year	Diluted Earnings Per Share	Diluted Earnings Per Share, as adjusted(1),(2)	Tangible Book Value Per Share(1)	Return on Average Assets	Return on Average Assets, as Adjusted(1),(2)	Return on Average Tangible Common Equity(1),(2)	Return on Average Tangible Common Equity, as Adjusted(1),(2)	Total Shareholder Return
2017	$1.56	$2.05	$15.26	0.99%	1.30%	11.96%	15.49%	13.15%
2016	1.46	1.58	12.51	1.11	1.20	12.87	13.87	66.35
2015	1.19	1.34	11.17	0.97	1.10	12.13	13.62	22.62
2014	0.96	1.04	10.12	0.91	0.98	10.89	11.73	10.10
2013	0.54	0.80	9.08	0.62	0.93	6.66	9.73	53.71
(1)	Results are non-GAAP financial measures that we use to evaluate our financial performance as compared to our peers. See “GAAP Reconciliations” below in this CD&A.
(2)	Excludes tax-affected merger-related expenses of $13.2 million, $3.2 million, $3.3 million, $1.3 million and $4.4 million in 2017, 2016, 2015, 2014 and 2013, respectively, and a $5.6 million deferred tax asset revaluation in 2017.

Our 2017 financial highlights below demonstrate how we have continued to grow and evolve into a leading commercial bank headquartered in Southern California:

•	Acquired HEOP and Plaza Bancorp (“Plaza”), which added approximately $2.0 billion and $1.3 billion in total assets, respectively, on the date of acquisition;
•	Produced total shareholder return of 13.15%, resulting in a three-year average total shareholder return of 32%, which exceeded the three-year average total shareholder return of our peer group and the KBW Regional Bank Index (17% and 13%, respectively);

•	Increased total assets $4.0 billion, or 98.8% from 2016, to approximately $8.0 billion as of December 31, 2017, doubling the size of the Company and representing a 57.9% compound average growth rate (“CAGR”) during the three-year period ending December 31, 2017;
•	Increased diluted earnings per share, as adjusted, for 2017 by $0.47, or 29.9% from 2016, representing a 25.6% CAGR during the three-year period ending December 31, 2017;
•	Increased year-end book value per share by 62% as compared to 2016, and tangible book value per share grew by 22% from 2016, representing a CAGR of 31.5% and 14.7%, respectively, during the three-year period ending December 31, 2017; and
•	Strengthened and maintained asset quality, with loan delinquencies of 0.16% of total loans held for investment, and total non-performing assets of 0.04% of total assets as of December 31, 2017.

2017 Performance Outcomes and NEO Compensation. The performance structure for 2017 incorporates both short-term and long-term incentives established from financial and operational metrics, with a focus on alignment with stockholders’ interests. Compensation of our NEOs is comprised of base salary, annual cash incentives and long-term incentives. The performance goals set by the Compensation Committee for 2017, at target and maximum levels, were much higher than the 2016 performance goals and actual results. In part, this reflected the anticipated contribution to our 2017 performance from the acquisition of HEOP, which was completed during the second quarter of 2017. However, the 2017 performance goals also required very substantial organic growth in net income, loan and deposit growth in order to achieve the target levels set by the Compensation Committee.

As a result of our continued solid 2017 financial and nonfinancial results, the successful integration of HEOP and Plaza into our operations, our achievement of targeted regulatory ratings, net income growth, and loan and deposit growth, we increased the base salaries of each of our NEOs as detailed below and paid each of our NEOs annual bonuses ranging between 59% and 118% of their respective target award opportunities pursuant to the Company’s 2017 executive incentive compensation plan. The Company’s total shareholder return for the three-year period ending December 31, 2017 was in the 100th percentile of its 2017 peer group, and as the following chart depicts, our CEO’s 2017 total direct realizable compensation was directionally aligned with total shareholder returns. As in past years, when compared to our 2017 Peer Group, our three-year total shareholder return percentile rank was higher than the CEO’s percentile rank of realizable compensation.

*	“Total direct realizable compensation” is the sum of our CEO’s (i) actual base salary paid over the three-year period, (ii) actual short-term incentives (bonuses) paid based on performance over the three-year period, (iii) “in-the-money” value as of December 31, 2017 of any stock options granted over the three-year period, and (iv) the value as of December 31, 2017 of any unvested restricted stock or restricted stock units granted over the three-year period.
**	The CEO compensation of the 2017 peer group is based on the fiscal years 2014 through 2016, because 2017 information for most of the 2017 peer group was not available at the time of this analysis. However, all equity awards granted during the period are valued as of December 31, 2017, including the value of performance-contingent shares granted in the 2014-2016 fiscal-year period, valued as of December 31, 2017. Retention equity awards granted by the Company in 2016 also are included in this analysis.

Stockholder Outreach and “Say-on-Pay”; NEO Compensation Plan Design and Governance Changes for 2018. We provide our stockholders the ability to annually cast their advisory vote on the compensation of our

NEOs. In 2017, we received a 69.35% affirmative vote for “say on pay”, which was not satisfactory to us or our Board. In an effort to increase our stockholder approval percentage at our 2018 annual meeting, during 2017 we undertook a comprehensive review of our NEO compensation plan design and governance practices with the view towards making necessary or advisable changes to the plan design and governance practices, as well as the composition of our peer group, in anticipation of 2018 NEO compensation decisions. We also engaged in a stockholder outreach process, targeting our top 25 stockholders which, at the time, represented over 50% of our issued shares of common stock. Based upon the feedback received from this outreach, we adopted certain updates to our NEO compensation plan design and governance practices, including implementing “double-trigger” accelerated vesting provisions for our equity incentive awards and an incentive compensation “clawback” policy, and extending our common stock ownership requirements to all of our NEOs. Each of these items is discussed in greater detail below.

Our Compensation Practice Evolution.   The enhancements to our compensation program demonstrate our commitment to ensuring that our executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and stockholder interests and, at the same time, provides the compensation and incentives needed to attract, reward, motivate, and retain key executives. The following table contains a brief summary of the NEO compensation plan design modifications we adopted, which we believe demonstrate our commitment to ensuring that our executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and stockholder interests. Focusing performance on key financial measures in the short term, combined with performance of relative total shareholder return (“rTSR”) in the long term, will provide direct alignment of our executive compensation with the interest of our stockholders.

Design Feature	Summary of 2017 Provision	Summary of Modified Provision effective commencing in 2018
Performance-Based Incentive Equity Compensation as a Percentage of Equity Incentive Award	Performance-based equity incentive compensation represents 25% of total equity incentive compensation	Performance-based equity incentive compensation represents 50% of total equity incentive compensation

Performance Metric for Restricted Stock Unit Awards[1]	Targeted annual adjusted return on average tangible common equity	Changed to a relative total shareholder return (rTSR) performance metric

Measurement Period for Restricted Stock Unit Performance Targets	Annual target for each separate year during vesting period, with retroactive feature	Changed to a three-year average rTSR performance target with no retroactive feature

Acceleration Events for Vesting of Equity Compensation Awards	“Single-trigger” accelerated vesting if terminated for “cause” or resigns for “good reason”	“Double-trigger” accelerated vesting if terminated without “cause” or resigns for “good reason” within 24 months of a “change of control”
(1)	Currently, all of our restricted stock unit awards are performance-based awards.

Compensation Governance and Best Practices.   The following table summarizes our executive compensation plan governance features and what we believe are “best practices” in terms of designing and administering our executive compensation plan.

Do we	Yes	No
Provide short-term and long-term incentive plans with performance targets aligned to business goals?	✔
Maintain a Compensation Committee composed entirely of independent directors?	✔
Conduct annual advisory vote for stockholders to approve executive compensation?	✔
Conduct stockholder engagement by our Chairman, President and Chief Executive Officer, as well as our Chief Financial Officer?	✔
Retain an independent compensation consultant to advise our Compensation Committee?	✔
Set challenging performance objectives?	✔
Maintain an insider trading policy?	✔
Maintain a “clawback” policy that provides for the recoupment of certain types of NEO and other senior executive incentive compensation in certain circumstances?	✔
Maintain restrictions on hedging and pledging shares of our stock?	✔
Maintain a stock ownership policy for executive officers that requires minimum ownership as a multiple of base salary?	✔
Focus on presenting clear and concise CD&A disclosure to explain the Company’s compensation principles and process?	✔
Periodically re-evaluate and update the composition of our peer group, particularly in light of our recent significant growth?	✔
Provide gross-up payments to cover income or excise taxes pertaining to executive or severance benefits?		✗
Reward executives without considering whether reward creates an incentive to take excessive, inappropriate or unnecessary risk?		✗
Allow the repricing or backdating of equity awards?		✗
Have employment-related agreements with multi-year guaranteed salary increases or non-performance bonus arrangements?		✗

Role of the Compensation Committee

The Compensation Committee of our Board of Directors annually reviews policies and practices with respect to our executive compensation program. To conduct this review, the Compensation Committee evaluates our practices and policies, including the balanced mix between pay elements, short and long-term incentive programs, Compensation Committee control over the establishment, review and approval of goals, use of multiple performance measures, Compensation Committee discretion on individual awards, and Compensation Committee oversight of compensation programs. The Compensation Committee also evaluates the conformity of performance-based compensation criteria and targets with our risk profile and whether the proposed goals or the structure of the awards might have the inadvertent effect of encouraging excessive risk or other undesirable behavior. The Compensation Committee believes that its overarching risk management framework supports effective risk management of our incentive arrangements.

Executive Compensation Program Principles and Key Features.

Our Compensation Committee oversees our compensation program and incentive plans, including our NEO equity incentive plan. The Compensation Committee’s compensation consultant advises the Compensation Committee on competitive benchmarking on pay level practices and governance trends, reviews and assists with peer group selection and analysis, and provides recommendations on plan design and business goals. Our management provides input on individual performance and results against our business goals. The components of compensation for each of our NEOs are designed in a way that we believe will maximize each NEO’s contribution to achieving the Company’s strategic goals and driving superior financial performance while minimizing overall risk to the Company. The various components of compensation allow our Compensation Committee to use both cash and equity to encourage and motivate NEOs to achieve both our the short- and long-term business objectives.

Executive Compensation Program Principles.   Our Compensation Committee has established three key principles that provide the framework for our executive compensation program: (i) our executives’ interests should be aligned with our stockholders’ interests; (ii) a significant portion of an executive’s compensation should be linked to achieving our short-term and long-term business goals; and (iii) our executive compensation program should be designed to attract and retain key executives who are capable and motivated to help us continue to grow and prudently manage our business. These three guiding principles are described in greater detail in the table below:

Executive Compensation Program Principles	How Principles are Reflected in Our Executive Compensation Program
Alignment with Stockholder Interests – NEO compensation is tied to financial performance and achievement of strategic goals
Our NEO equity incentive plan is designed to align executive compensation with value creation for our stockholders. NEO compensation is tied to financial performance and achievement of strategic goals. Key components of compensation paid to our NEOs and other executive officers are paid only if certain financial and non-financial objectives that our Board and Compensation Committee have identified as value-enhancing are achieved.

Alignment with Stockholder Interests – NEO stock ownership requirements	Our executive stock ownership guidelines require our NEOs to accumulate and maintain a meaningful position in Company shares.

Alignment with Stockholder Interests – NEO disincentives for excessive risk-taking
We believe that our executive compensation program is designed to balance risk and financial results in a manner that does not encourage imprudent risk-taking. Key design features include our “clawback” policy and our restrictions against hedging and pledging of our stock.

Linkage to Achieving Short-Term and Long-Term Business Goals (Performance-Based Compensation)
We deliver incentive-based compensation both as annual cash and longer-term, equity-based awards predicated on achieving prospective financial goals. Focused on our key financial metrics and strategic plans, which may take several quarters or years to realize.

Attraction and Retention of Key Executives
Our Compensation Committee reviews executive compensation levels paid by members of our peer group based on available data with the dual goals of paying total compensation at a level commensurate with how well we perform compared to our peer group and rewarding our executives for achieving strategic goals while maintaining discipline and prudence.

2017 Program Features.   We annually analyze the various elements of our executive compensation program in an effort to ensure that each element is designed in a way that is consistent with the program principles described above. The purpose and key characteristics of each element of our executive compensation program is summarized below. As a preliminary matter, no incentive compensation (cash or equity-based) would have been payable unless the Bank’s tier 1 capital ratio as of December 31, 2017 was at least 8%, the bank regulatory minimum to be considered “well-capitalized.” The Bank’s tier 1 capital ratio as of December 31, 2017 was 11.88%.

Element	Relevant Program Principle		Purpose	Key Characteristics
Base Salary	•	Attraction and Retention of Key Employees
Provides a fixed level of compensation for performing essential job functions. The level of base salary reflects each NEO’s level of responsibility, leadership, tenure, qualifications, and the competitive marketplace for executive talent in our industry.
Fixed compensation reviewed annually and adjusted, if and when appropriate.

Annual Cash Incentive Awards	•	Attraction and Retention of Key Employees	Motivates NEOs to achieve our short-term business objectives while providing flexibility to respond to opportunities and market conditions.	In 2017, performance goals include net income (weighted 50%), loan growth (weighted 25%) and deposit growth (weighted 25%).[1]
	•	Linkage to Achieving Short-Term Business Goals

Long-Term Incentive Awards	•	Alignment with Stockholder Interests	Motivates NEOs to achieve our long-term business objectives by tying incentive to long-term metrics.	Long-term incentive awards can be in the form of restricted stock or restricted stock unit awards.
	•	Linkage to Achieve Long-Term Business Goals		For 2017, restricted stock was awarded based on the achievement of a threshold performance goal tied to the ratio of non-performing assets to total assets.
	•	Attraction and Retention of Key Executives

For 2017, restricted stock units were awarded based on the achievement of a threshold performance goal tied to Company’s nonperforming assets as a percentage of total assets, and vest ratably over three years based on the attainment of pre-established annual performance goals based on annual return on average tangible common equity.[2]

Other Compensation	•	Attraction and Retention of Key Executives
Provide benefits that allow NEOs to defer a portion of their compensation on a pre-tax basis to save for retirement and that promote employee health and welfare, which assists in attracting and retaining our NEOs.
Indirect compensation consisting of a qualified retirement plan, health and welfare plans and minimal perquisites.
[1]	For 2018, performance goals include earnings per share (weighted 40%), average loan growth (weighted 20%), average core deposit growth (weighted 20%), and regulatory exam results of at least “satisfactory” (weighted 20%). Annual incentives are capped at 150% of target levels.
[2]	Beginning with awards made in 2018, restricted stock units will be awarded and contingent on the attainment of pre-established three-year rTSR performance compared to the KBW Regional Bank Index, with the payout ranging between 0% and 200% of a target award based on 3-year relative TSR compared with the KBW Regional Bank Index.

Role of the Independent Compensation Consultant

In 2016 and 2017, the Compensation Committee engaged independent consulting firms specializing in compensation program design and evaluation with significant experience in the financial services industry to assist the Compensation Committee in revising our compensation program for NEOs. In selecting Pearl Meyer in

2016 and WTW in 2017, the Compensation Committee reviewed the independence of each firm under applicable NASDAQ listing standards and SEC rules and regulations. Based on its review and information provided by each firm regarding the provision of services, fees, policies and procedures, the presence of any conflicts of interest, ownership of the Company’s stock, and other relevant factors, the Compensation Committee concluded that engaging Pearl Meyer and WTW raised no conflicts of interest concerns, and both were deemed to be independent for purposes of their services as advisors to the Compensation Committee.

The Compensation Committee sought the assistance of these independent consulting firms to improve the rigor of the Compensation Committee’s compensation evaluation and design process, to ensure adherence to appropriate governance standards, and to ensure that our compensation program is competitive in terms of design, amount of compensation, and alignment of compensation determinations with the Company’s performance. The Compensation Committee believes that the assistance of these independent consulting firms was necessary and appropriate in helping the Compensation Committee respond to what it felt were valid points raised by stockholder representatives, which are discussed above under “Stockholder Outreach and “Say-on-Pay”; NEO Compensation Plan Design and Governance Changes for 2018.”

2017 Peer Group

In 2016, the Compensation Committee engaged Pearl Meyer to develop an appropriate peer group of financial institutions and to prepare a study comparing the Company’s performance, its compensation of NEOs, and the alignment of performance and compensation to the performance and compensation programs of the companies in the peer group. Pearl Meyer and the Compensation Committee, with assistance from our human resources team, developed a peer group consisting of 24 banking institutions for purposes of 2017 executive compensation decisions (the “2017 Peer Group”). The 2017 Peer Group was not selected based on the levels of executive compensation or attributes of their compensation program. Instead, the 2017 Peer Group was selected based on the following criteria:

•	publicly-traded commercial banks or savings institutions focused on commercial banking;
•	companies headquartered in the Federal Reserve 12th District (Western States), primarily California;
•	companies having total assets generally between $1.5 billion and $8.0 billion as of the most recent quarter-end; and
•	institutions with operations in larger U.S. metropolitan areas and strong performance, as measured by a return on tangible equity greater than 10%.

The following companies comprised the 2017 Peer Group:

Banc of California, Inc.	Banner Corporation*	Bofl Holding, Inc.*
Boston Private Financial Holdings, Inc.*	Brookline Bancorp, Inc.*	Cardinal Financial Corporation*
Century Bancorp, Inc.*	ConnectOne Bancorp, Inc.*	CU Bancorp
CVB Financial Corp.	Farmers & Merchants Bancorp	First Foundation Inc.
Flushing Financial Corporation*	Hanmi Financial Corporation	HomeStreet, Inc.*
Independent Bank Group, Inc.*	Lakeland Bancorp, Inc.*	LegacyTexas Financial Group, Inc.*
Opus Bank	Preferred Bank	Provident Financial Services, Inc*.
Sandy Spring Bancorp, Inc.*	TriCo Bancshares	Westamerica Bancorporation
Represents 2017 Peer Group member added after 2016.

*

2017 Compensation Decisions

Set forth below is a summary of our executive compensation decisions for 2017.

Base Salary.   As discussed above, the Compensation Committee considers base salary levels as part of its process of ensuring that the NEO’s overall compensation is competitive, including annual and long-term incentives, the target amount of which is generally based on a percentage or multiple of base salary. The Compensation Committee determined that the increases in base salary from 2016 to 2017 were justified based on the Company’s 2016 financial performance and anticipated growth and talent competition during 2017.

The following table provides information regarding base salaries for our NEOs serving at year end 2016 and 2017:

Name	Title	2016 Base Salary	2017 Base Salary
Steven R. Gardner	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank	$600,000	$700,000
Edward Wilcox(1)	President and Chief Banking Officer of the Bank	325,000	400,000
Ronald J. Nicolas, Jr.	Senior Executive Vice President and Chief Financial Officer of the Company and the Bank	300,000	340,000
Michael S. Karr(2)	Senior Executive Vice President & Chief Credit Officer of the Bank	275,000	300,000
Thomas Rice	Senior Executive Vice President & Chief Operating Officer of the Bank	275,000	325,000
(1)	Effective as of January 25, 2018, Mr. Wilcox serves solely as the President of the Bank.
(2)	Effective as of March 27, 2018, Mr. Karr’s title was changed to Senior Executive Vice President and Chief Risk Officer of the Bank.

Annual Cash Incentive Program.   As discussed above, we use annual cash incentive awards to provide each NEO with a strong incentive to execute our business plan for the year. During the first 90 days of the year, the Compensation Committee creates an award opportunity for each NEO, providing for a range of potential payouts equal to a percentage or multiple of salary that is tied to the achievement of specific, pre-established performance goals for that year. Those performance goals are meant to focus the NEO on the key elements of our strategic and annual financial plan. At the same time, the Compensation Committee seeks to use an array of performance goals that broadly measure Company performance, so as to not encourage undue risk taking or distort management decisions that arise when executives are incentivized to achieve a narrow performance goal.

For a given performance goal, the target level of performance that must be achieved to earn the target annual cash incentive payout typically is set at a level based on the Company’s annual financial plan for the fiscal year. The Compensation Committee also specifies a “threshold” performance goal - the minimum level of performance required to earn a payout that is less than the target payout - and a maximum performance level that, if exceeded, will cap the above-target payout. Shortly after year end, the Compensation Committee determines the extent to which the just-ended year’s performance goals have been achieved and the corresponding payout. Importantly, the Compensation Committee has discretion to reduce the level of payout based on its assessment of an NEO’s individual performance and other circumstances relating to the Company’s business. Generally, the extent of reduction in payout is limited to 20% of the target award.

For 2017, the Compensation Committee created annual cash incentive award opportunities with performance goals that used the same business metrics and weightings as in 2016. These performance goals include net income (weighted 50%), loan growth (weighted 25%) and deposit growth (weighted 25%). Net income is the financial item we determine and report under Generally Accepted Accounting Principles (“GAAP”). Loan and deposit growth are non-GAAP performance metrics based on our year-over-year changes.

The dollar amounts of these potential payments are shown in the Grants of Plan-Based Awards table on page 42 of this Proxy Statement. The table below shows the potential cash incentive amount (as a percentage of base salary) payable to each of our NEOs upon achievement of the relevant performance metric.

		Incentive as a % Base
Name	Title	Threshold	Target	Max.
Steven R. Gardner	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank	50%	100%	150%
Edward Wilcox(1)	President and Chief Banking Officer of the Bank	45	90	135
Ronald J. Nicolas, Jr.	Senior Executive Vice President and Chief Financial Officer of the Company and the Bank	38	75	113
Michael S. Karr(2)	Senior Executive Vice President & Chief Credit Officer of the Bank	25	50	75
Thomas Rice	Senior Executive Vice President & Chief Operating Officer of the Bank	25	50	75
(1)	Effective as of January 25, 2018, Mr. Wilcox serves solely as the President of the Bank.
(2)	Effective as of March 27, 2018, Mr. Karr’s title was changed to Senior Executive Vice President and Chief Risk Officer of the Bank.

The performance goals set by the Compensation Committee for 2017, at target and maximum levels, were much higher than the 2016 performance goals and 2016 actual results. In part, this reflected the anticipated contribution to our 2017 performance from the acquisition of HEOP, which was completed on April 1, 2017. However, the 2017 performance goals also required very substantial organic growth in net income, loan growth and deposit growth in order to achieve the target levels set by the Compensation Committee. For each performance metric, the threshold level of performance was set at 80% of the target level of performance, and the maximum performance level was set at 120% of the target performance level.

The table below shows the 2017 annual cash incentive award performance goals relating to net income, loan growth and deposit growth (the “growth performance goals”), the actual performance achieved, and related information:

		2017 Performance Goals
Performance Metric	2016 Actual Performance	Threshold (80% of target)	Target	Maximum (120% of target)	2017 Actual achievement level(1)(2)	2017 achievement as percent of target
Net income	$40,103	$53,208	$66,510	$79,812	$75,989	114.3%
Loan growth	986,444	1,510,575	1,888,219	2,265,863	1,919,355	101.6%
Deposit growth	564,297	1,586,427	1,983,034	2,379,641	1,957,425	98.7%
(1)	Net income for 2017 excludes tax effected merger-related expense and deferred tax asset revaluation.
(2)	Loan and deposit growth for 2017 excludes Plaza Bancorp.

To determine the annual cash incentive award payout to each NEO, the Compensation Committee multiplied the percentage achievement of each of the growth performance goals by the weighting of the performance goal. For this purpose, the weighting of the net income goal was 50% and the other two goals were weighted 25% each. The table below illustrates the 2017 weighted performance as a percent of target:

Performance Metric	2017 achievement as a percentage of target (a)	Performance goal weighting (b)	Weighted achievement percentage ((a)x(b))
Net Income	114.3%	50%	57.15%
Loan growth	101.6	25	25.40
Deposit Growth	98.7	25	24.675
		Aggregate weighted achievement percentage	107.23%

Once the aggregate weighted achievement percentage is determined, the Compensation Committee compares that percentage to the threshold/target/maximum cash incentive amounts (as a percentage of base salary) and determines the final award payout based upon the proportionate amount the aggregate weighted achievement percentage exceeds either the threshold or target amount, as the case may be. The table below illustrates the calculation for determining the actual 2017 cash incentive payouts:

	Target award (a)	Target award as a % of salary (b)	Difference between targeted award as % of salary and maximum award as a % of salary (c)	Difference between aggregate weighted achievement percentage and 100% (d)	% change between target and maximum performance goals (e)	Total payout as a percentage of target award (f) = (b) + (d) (e)/(c)	Total payout (a)*(f)
Steven R. Gardner	$700,000	100%	50%	7.23%	20%	118.0%	$826,269
Edward Wilcox	360,000	90	45	7.23	20	106.2	424,939
Ronald J. Nicolas, Jr.	255,000	75	38	7.23	20	88.5	300,998
Thomas Rice	162,500	50	25	7.23	20	59.0	191,813
Michael S. Karr	150,000	50	25	7.23	20	59.0	177,058

As stated above, the Compensation Committee included an overall 2017 performance goal relating to the Bank’s tier 1 capital ratio, a measure of safety and soundness. For purposes of 2017 annual cash incentive bonuses, the Bank had to achieve a tier 1 capital ratio of 8.00% as of December 31, 2017. As of that date, the Bank’s tier 1 capital ratio was 11.88%, and as a result, each NEO received the total payout set forth above as his 2017 annual cash incentive bonus.

The 2017 annual cash incentive awards were paid on February 28, 2018, following the completion of our audit for the fiscal year ended December 31, 2017. The payouts are reflected as 2017 compensation in the Summary Compensation Table on page 41 of this Proxy Statement in the column labeled “Non-Equity Incentive Plan Compensation.”

The 2016 annual cash incentive payouts for Messrs. Gardner, Wilcox, Nicolas, Wilcox, Karr and Rice were $637,393, $207,153, $159,348, $146,069 and $146,069, respectively.

Long-Term Equity Incentive Awards.   The Compensation Committee grants long-term incentive awards to our NEOs and to a broader group of employees under our 2012 Long-Term Incentive Plan in order to align the interests of our management team with the interests of our stockholders and to create substantial incentives for the team to achieve our long-term goals. These awards enable us to provide competitive compensation to help in the recruitment of executives and employees and also, through vesting provisions, help to promote retention and long-term service of executives and key employees.

Two forms of equity incentive awards were used for the annual 2017 equity awards: restricted stock and restricted stock units. Each form of award contains one or more performance requirements. Restricted stock units could be earned in a range from 75% to 125% of the designated target number, based on the level of performance achieved. Assuming a 100% payout level for restricted stock units, approximately 75% of each NEO’s aggregate grant-date award fair value was in the form of restricted sock with the remaining approximately 25% in the form of restricted stock units.

As stated above, the Compensation Committee included an overall 2017 performance goal relating to the Bank’s tier 1 capital ratio, a measure of safety and soundness, being at least 8% as of December 31, 2017 as a condition to any incentive awards, including long-term equity incentive awards. The Bank’s tier 1 capital ratio was 11.88% as of December 31, 2017.

2017 Restricted Stock Awards:   If the Bank had not achieved an 8% tier 1 capital ratio as of December 31, 2017, all 2017 NEO restricted stock long-term incentive awards would have been forfeited. Since the Bank achieved the threshhold tier 1 capital ratio, one-third (1/3) of each NEO’s 2017 restricted stock award vested in January 2018, and, so long as the NEO does not otherwise forfeit the award, 1/3 of the 2017 restricted stock award will vest on each of January 2019 and 2020. Based on the summary above, we describe our 2017 NEO restricted stock awards as being subject to performance-based and time-based vesting.

2017 Restricted Stock Unit Awards:   Similar to our 2017 NEO restricted stock awards, our 2017 restricted stock unit awards were granted subject to the Bank achieving the threshhold tier 1 capital ratio as of December 31, 2017. Unlike our 2017 restricted stock awards, which are subject to time-based vesting once the Bank’s threshhold tier 1 capital ratio was achieved, our 2017 restricted stock unit awards are subject to the further performance condition related to our adjusted return on average tangible common equity (our “AROATCE”) for each of 2017, 2018 and 2019. In order for any vesting to occur in a particular year, our AROATCE must be at least 10%, which we refer to as our “threshhold” percentage. The table below illustrates the additional performance-based vesting of our 2017 restricted stock unit awards:

% AROATCE(1),(2)
Year	Threshold (10%)	Target (12.5%)	Maximum (15%)
2017	20% of original award	26.67% of original award	33.33% of original award
2018	20% of original award	26.67% of original award	33.33% of original award
2019	20% of original award	Any remaining unearned restricted stock units(3)
(1)	AROATCE is a non-GAAP performance metric, determined by adjusting net income for the effect of core deposit intangibles (“CDI”) amortization and merger-related expenses and excluding average CDI and average goodwill from average stockholders’ equity during the period.
(2)	For awards in 2018, restricted stock unit awards will be subject to a three-year average rTSR performance target.
(3)	For awards in 2018, restricted stock units will no longer have this retroactive feature.

As of December 31, 2017, our AROATCE was 15.49%, which exceeded the target payout but was less than the maximum payout for restricted stock units. Accordingly, in January 2018, each NEO who received this 2017 grant and remained in service in January 2018 vested at that time in one-third of the restricted stock units using a target multiplier of 146.8% and received a corresponding payout in shares.

For accounting purposes, as of the grant date we adopted the conservative view that the probable level of achievement of the performance goals would be at the maximum level, so that the number of restricted stock units reflected in the table below is 125% of the target number, and the grant-date fair value reflects that maximum number of restricted stock units. This is in part a reflection of the sustained high performance of the Company. The performance goals relating to return on assets would be reasonably challenging for our 2017 Peer Group, but the Company’s achieved performance in recent years, and specifically management’s performance in positioning the Company for future high performance, results in what the Compensation Committee believes is a higher-than-usual probability that the Company’s performance will reach levels that trigger a maximum payout with respect to the restricted stock units.

The following table provides information on the 2017 annual long-term incentive awards. The annual grants of long-term incentives are treated as an award earned by service in the prior year.

		Restricted Stock Awards			Restricted Stock Units
Name	Base Salary 2017	Restricted Stock (Number of shares)	Award Grant Date Fair Value	Award Fair Value as a % of Base Salary	Restricted Stock Units at Maximum Payout Level	Award Grant Date Fair Value	Award Fair value as a % of Base Salary
Steven R. Gardner	$700,000	42,135	$1,687,507	241.07%	14,045	$562,502	80.36%
Ronald J. Nicolas, Jr.	340,000	4,214	168,771	49.64	1,404	56,230	16.54
Edward Wilcox	400,000	7,491	300,015	75.00	2,497	100,005	25.00
Michael S. Karr	300,000	3,278	131,284	43.76	1,092	43,735	14.58
Thomas Rice	325,000	3,278	131,284	40.40	1,092	43,735	13.46

The aggregate grant-date fair value of 2016 long-term equity incentive awards for Messrs. Gardner, Nicolas, Wilcox, Karr and Rice were $1,921,766, $500,000, $970,167, $644,769 and $644,769, respectively.

NEO Compensation Plan Governance Features

We believe that our executive compensation program incorporates many best practices, including the ones described below.

We Can Claw Back Incentive Compensation.   If we restate our financial statements, or a financial statement or the calculation of a performance goal or metric is materially inaccurate, the Compensation Committee may require recoupment from our executive officers, including our NEOs, of the portion of any annual bonus, equity or equity-based incentive compensation paid, provided or awarded to any executive officer on or after January 1, 2018 that represents the excess over what would have been paid if such event had not occurred, as determined by the Compensation Committee in its sole discretion.

We Require Minimum Levels of Common Stock Ownership by Our Executives.   Our common stock ownership requirement for our CEO and our executive officers is calculated as a multiple of base salary, as noted below:

Position	Minimum Ownership of Common Stock (Multiple of Base Salary)
CEO	5.0x
Other NEOs	3.0x

The Company’s CEO is already subject to, and compliant with, the ownership requirement. The other NEOs and any new NEO must satisfy the ownership requirement within five years of the later of November 15, 2017, or the date of their appointment to the applicable position. We believe that the Stock Ownership Guidelines result in significant common stock ownership by our executive officers and align the interests of our executive officers with those of our stockholders.

Stock ownership is determined from the totals on Table 1 of Form 4 “Statement of Changes in Beneficial Ownership of Securities”, as filed by the Company with the SEC on behalf of the Company’s executive officers. Qualifying shares that count toward the ownership requirement include:

•	shares owned outright (including shares in existing brokerage accounts, and shares acquired upon stock option exercises or the vesting of restricted stock units or performance share awards);
•	restricted stock and restricted stock units issued and held, whether or not vested;
•	shares acquired upon stock option exercises;
•	shares or share equivalent units deferred; and
•	vested stock options, where the attributed value will equal 50% of the in-the-money value of the outstanding option.

There may be instances where the share ownership policy would place a severe hardship. In such instances, the Compensation Committee will make the final decision that reflects both the intention of the policy and the personal circumstances of the individual seeking relief from the policy.

We Adopted Double-Trigger Change of Control Provisions for Our Equity Awards.    In 2017, the Compensation Committee modified the terms of future equity awards to implement a double-trigger change in control provision. The terms of any equity awards granted after 2017 provide that the awards will vest only if: (i) we undergo a change in control and (ii) within two years after the change in control, the recipient of the award is terminated from employment without cause or terminates employment for good reason (for example, if his or her job duties have been significantly diminished) (“double-trigger” vesting). The terms of our equity awards granted during or prior to 2017 provided that the awards would vest immediately upon a change in control of our Company (“single-trigger” vesting).

We Have an Anti-Hedging Policy.   Our Share Ownership and Insider Trading and Disclosure Policy prohibits all directors and executive officers from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s equity securities. We believe that these instruments result in an individual no longer being exposed to the full risks of ownership of our stock and, accordingly, the interests of our directors and executive officers could be different from stockholder objectives.

Retirement Plans.   The Company provides a 401(k) Plan to all employees of the Company, which allows employees to defer a portion of their compensation and contribute such amount to the plan on a pre-tax basis. For 2017, the Company matched 100% of employee contributions up to three percent of the employee’s compensation and matched 50% of the employee contributions up to an additional two percent of compensation. The Company may also provide nonqualified, deferred compensation plans to NEOs, as designated by the Compensation Committee.

Other Benefits.   Our compensation process focuses our executives on goals and objectives that are in the best interests of the Company and stockholders. Other than certain perquisites to our executive officers such as an automobile allowance or use of a company vehicle, reimbursement of relocation expenses, reimbursement of club dues for clubs that are used frequently for business purposes, and life, disability and long- term care insurance (which has been eliminated starting in 2018), the Company does not provide any other compensation benefits.

Tax Deductibility of Compensation Expense.   Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

The 2017 annual cash incentive opportunities and performance-based awards granted to our executive officers were designed in a manner intended to be exempt from the deduction limitation of Section 162(m) because they are paid based on the achievement of pre-determined performance goals established by the Compensation Committee pursuant to our stockholder-approved equity incentive plan.

Following the Tax Cut and Jobs Act of 2017, Section 162(m) of the Code exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017. Thus, only performance-based awards outstanding on that date or awarded pursuant to a binding written agreement on that date may be exempt from the Section 162(m) of the Code deductibility cap. Effectively, the Tax Cut and Jobs Act of 2017 eliminated the ability to rely on the ‘performance-based’ exception under Section 162(m) of the Code with respect to new awards and compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Compensation Committee’s efforts to structure the executive team annual cash incentives and performance-based awards in a manner intended to be exempt from Section 162(m) and, therefore, not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) of the Code if it determines that such modifications are consistent with our business needs.

Despite the changes to Section 162(m) of the Code, the Compensation Committee and the Board believe that performance-based compensation rewards executive officers for the achievement of specific annual strategic goals, and promotes sustainable growth as well as creates long-term stockholder value even though some compensation awards may result in non-deductible compensation expenses and will continue to grant performance-based awards. Therefore, the Compensation Committee and the Board may grant awards and approve compensation that may not be deductible for income tax purposes.

CEO Pay Ratio Disclosure

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be competitive in the markets in which we operate. As a result of rules the SEC adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing the following disclosure about the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of our employees. The paragraphs that follow describe our methodology and the resulting pay ratio for the year ended December 31, 2017.

Measurement Date.   We identified the median employee using our employee population on December 31, 2017.

Consistently Applied Compensation Measure (CACM).   Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct cash compensation of our employees, which we gathered from payroll data. Specifically, we identified the median employee by looking at annual base pay, inclusive of overtime pay actually received. We did not consider equity awards as part of our CACM because those awards are not distributed widely among our employees. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We annualized the base salary paid to those full-time employees who commenced work with us during 2017 and therefore did not work for us the entire calendar year.

Methodology and Pay Ratio.   We had 836 full-time and 12 part-time employees at the measurement date who all reside within the United States and therefore we did not exclude anyone based on the 5% foreign exemption rule. Using the salary plus overtime compensation data, we reviewed data for employees within +/-5% of the median. We then reviewed the total compensation of each of these employees based on Summary Compensation Table disclosure rules Item 402(c)(2)(x) of Regulation S-K and determined the median employee. The median employee earned $92,675 in 2017.

Our CEO’s compensation as reported in the Summary Compensation Table was $4,130,982 for the year ended December 31, 2017. Therefore, our CEO to median employee pay ratio is 45:1.

Our pay ratio is a reasonable estimate calculated based on rules and guidance provided by the Commission based on our payroll and employment records and the methodology described above. The Commission rules allow for varying methodologies for companies to identify their median employee; and other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

GAAP RECONCILIATIONS

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. The non-GAAP measures used herein include net income, as adjusted, return on average assets, as adjusted, diluted earnings per share, as adjusted, return on average tangible common equity, return on average tangible common equity, as adjusted and tangible book value per share.

Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non-GAAP measure to the GAAP measure are set forth below:

	For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(dollars in thousands, except per share data)
Net income	$60,100	$40,103	$25,515	$16,616	$8,993
Plus DTA revaluation	5,633	—	—	—	—
Plus merger-related expense	21,002	4,388	4,799	1,490	6,926
Less merger-related expense tax adjustment	(7,766)	(1,182)	(1,546)	(143)	(2,556)
Net income, as adjusted	$78,969	$43,309	$28,768	$17,963	$13,363

Average assets	$6,094,883	$3,601,411	$2,621,545	$1,827,551	$1,441,555

Return on average assets	0.99%	1.11%	0.97%	0.91%	0.62%
Plus merger-related expense, net of tax and DTA revaluation	0.31	0.09	0.12	0.07	0.30
Return on average assets, as adjusted	1.30%	1.20%	1.10%	0.98%	0.93%

Weighted average shares outstanding-diluted	38,511,261	27,439,159	21,488,698	17,343,977	16,609,954

Diluted earnings per share, as adjusted	$2.05	$1.58	$1.34	$1.04	$0.80
	For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(dollars in thousands)
Net income	$60,100	$40,103	$25,515	$16,616	$8,993
Plus CDI amortization	6,144	2,039	1,350	1,014	764
Less CDI amortization expense tax adjustment	(2,272)	(549)	(435)	(97)	(282)
Net income for average tangible common equity	$63,972	$41,593	$26,430	$17,533	$9,475
Pluss DTA revaluation	5,633	—	—	—	—
Plus merger-related expense	21,002	4,388	4,799	1,490	6,926
Less merger-related expense tax adjustment	(7,766)	(1,182)	(1,546)	(143)	(2,556)
Adjusted net income for average tangible common equity	$82,841	$44,799	$29,683	$18,880	$13,845

	For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(dollars in thousands)
Average stockholders' equity	$890,856	$431,016	$274,002	$189,659	$160,391
Less average CDI	30,270	10,219	7,984	6,156	6,056
Less average goodwill	325,859	97,738	48,058	22,508	12,085
Average tangible common equity	$534,727	$323,059	$217,960	$160,995	$142,250
Return on average tangible common equity	11.96%	12.87%	12.13%	10.89%	6.66%
Return on average tangible common equity, as adjusted	15.49	13.87	13.62	11.73	9.73
	For the Years Ended December 31,
	2017	2016	2015	2014	2013
	(dollars in thousands)
Total stockholders' equity	$1,241,996	$459,740	$298,980	$199,592	$175,226
Less: Intangible assets	536,343	111,941	58,002	28,564	24,056
Tangible common equity	$705,653	$347,799	$240,978	$171,028	$151,170

Basic shares outstanding	46,245,050	27,798,283	21,570,746	16,903,884	16,656,279

Book value per share	$26.86	$16.54	$13.86	$11.81	$10.52
Less: Intangible book value per share	(11.60)	(4.03)	(2.69)	(1.69)	(1.44)
Tangible book value per share	$15.26	$12.51	$11.17	$10.12	$9.08

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement as required by Item 402(b) of Regulation S-K promulgated by the SEC and, based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Joseph L. Garrett, Committee Chair
Ayad A. Fargo
Jeff C. Jones
Cora M. Tellez

Summary Compensation Table

The NEOs for 2017 consisted of Steven R. Gardner, Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, Ronald J. Nicolas, Jr., Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, Edward Wilcox, President of the Bank, Michael S. Karr, Senior Executive Vice President and Chief Credit Officer of the Bank, and Thomas Rice, Senior Executive Vice President and Chief Operating Officer of the Bank. The following table shows the compensation of the NEOs for services to the Company or the Bank during the years ended December 31, 2017, 2016 and 2015.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value (Nonqualified Compensation Contribution)(4)	All Other Compensation(5)	Total
Steven R. Gardner	2017	$700,000	$—	$2,250,009	$—	$826,269	$273,282	$81,422	$4,130,982
Chairman, President and Chief Executive Officer	2016	600,000	—	1,921,766	—	637,393	257,406	81,506	3,498,071
	2015	500,000	—	758,000	236,729	496,861	242,452	82,473	2,316,515

Ronald J. Nicolas, Jr.	2017	340,000	—	225,001	—	300,998	—	29,219	895,218
Senior Executive Vice President and Chief Financial Officer	2016	175,000	—	500,000	—	159,348	—	10,334	844,682
	2015	—	—	—	—	—	—	—	—

Edward Wilcox	2017	400,000	—	400,019	—	424,939	50,924	34,440	1,310,322
President and Chief Banking Officer	2016	325,000	—	970,167	—	207,153	47,965	37,761	1,588,046
	2015	300,000	—	—	165,710	178,870	45,179	35,353	725,112

Mike Karr	2017	300,000	—	175,019	—	177,058	—	36,433	688,509
Senior Executive Vice President and Chief Credit Officer	2016	275,000	—	644,769	—	146,069	—	34,049	1,099,887
	2015	240,000	—	—	118,365	119,247	—	26,373	503,985

Tom Rice	2017	325,000	—	175,019	—	191,813	—	37,618	729,449
Senior Executive Vice President and Chief Operating Officer	2016	275,000	—	644,769	—	146,069	—	34,282	1,100,120
	2015	240,000	—	—	118,365	97,500	—	30,254	486,119
(1)	These amounts represent the aggregate grant date fair value of restricted stock and RSUs granted in 2015, 2016 and 2017, calculated in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2017, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Fair value is based on 100% of the closing price per share of our common stock on the date of grant. The number of awards granted in 2017 is reflected in the “Grants of Plan-Based Awards in 2017” table, below. The grant date fair value of the RSUs granted in 2017, which may be earned at varying levels based on performance over the period 2017-2019, is shown in this table assuming that the maximum level of RSUs will be earned by performance.
(2)	The grant date fair value of options granted in 2015, as reflected in this column, were determined in accordance with FASB ASC Topic 718. Refer to Note 16 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the assumptions underlying the option award valuations. There were no stock options granted in 2016 or 2017.
(3)	Amounts in this column are payouts of our annual cash incentive awards. See “Executive Compensation Discussion & Analysis – Annual Cash Incentive Program.” Awards earned in 2015 were paid in 2016, Awards earned in 2016 were paid in 2017 and Awards earned in 2017 were paid in 2018.
(4)	Amounts in this column represent Company contributions under our Salary Continuation Plan. See “Nonqualified Deferred Compensation,” below.
(5)	All Other Compensation consisted of amounts shown in the “All Other Compensation” table below.
ALL OTHER COMPENSATION
Name and Principal Position	Year	401(k) Contributions ($)	Auto ($)(1)	Insurance ($)(2)	Other ($)(3)	Total ($)
Steven R. Gardner	2017	10,800	23,999	24,869	21,754	81,422
Edward Wilcox	2017	10,800	6,000	15,780	1,860	34,440
Ronald J. Nicolas, Jr.	2017	10,800	—	16,379	2,040	29,219
Mike Karr	2017	10,800	6,000	17,773	1,860	36,433
Tom Rice	2017	10,800	6,000	20,818	—	37,618
(1)	Mr. Gardner has the use of a Company-leased vehicle, and Mr. Wilcox, Mr. Karr, and Mr. Rice are granted an automobile allowance.
(2)	In addition to health care benefits, Mr. Gardner is covered under a separate $1.5 million life insurance policy, for which the Bank pays $1,398 per year. Pursuant to the September 2006 long-term care insurance plan for Messrs. Gardner and Wilcox, the premiums paid by the Bank in 2017 were $2,502 and $1,467, respectively. These programs were discontinued effective January 1, 2018.
(3)	Club membership fees.

Grants of Plan-Based Awards in 2017

The following table includes information about awards granted to the NEOs in 2017. All of the awards shown were granted under the 2012 Long-Term Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Steven R. Gardner		$350,000	$700,000	$1,050,000
	1/26/2017							42,135	$1,687,507
	1/26/2017				8,427	11,236	14,045		562,502	(1)

Edward Wilcox		180,000	360,000	540,000
	1/26/2017							7,491	300,015
	1/26/2017				1,498	1,998	2,497		100,005	(1)

Ronald J. Nicolas, Jr.		129,200	255,000	384,200
	1/26/2017							4,214	168,771
	1/26/2017				842	1,123	1,404		56,230	(1)

Mike Karr		75,000	150,000	225,000
	1/26/2017							3,278	131,284
	1/26/2017				655	874	1,092		43,735	(1)

Tom Rice		81,250	162,500	243,750
	1/26/2017							3,278	131,284
	1/26/2017				655	874	1,092		43,735	(1)
(1)	Amounts related to RSUs granted in 2017. The grant date fair value of RSUs, which may be earned at varying levels based on performance over the period 2017-2019, is shown in this table assuming that the maximum level of RSUs will be earned by performance. See also notes to summary compensation table above.

Outstanding Equity Awards

The following table reflects the equity awards that have been previously awarded to each of the NEOs and which remained outstanding as of December 31, 2017.

	2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven R. Gardner	26,849	—	—	5.01	8/27/2018	16,667	666,680	9,750	390,000
Chairman, President and Chief Executive Officer	5,000	—	—	6.30	1/5/2021	56,667	2,266,680	14,045	561,800
	100,000	—	—	7.87	6/5/2022	42,135	1,685,400	—	—
	50,000	—	—	10.44	1/2/2023	—	—	—	—
	50,000	—	—	15.68	1/2/2024	—	—	—	—
	33,333	16,667	—	15.16	1/28/2025	—	—	—	—

Edward Wilcox	17,500	—	—	5.01	8/27/2018	8,467	338,680	3,584	143,360
President and Chief Banking Officer	2,000	—	—	6.30	1/5/2021	25,000	1,000,000	2,497	99,880
	25,000	—	—	7.87	6/5/2022	7,491	299,640	—	—
	25,000	—	—	10.44	1/2/2023	—	—	—	—
	25,000	—	—	15.68	1/2/2024	—	—	—	—
	23,333	11,667	—	15.16	1/28/2025	—	—	—	—

Ronald J. Nicolas, Jr.	—	—	—	—	—	20,000	800,000	1,404	56,160
Senior Executive Vice President and Chief Financial Officer	—	—	—	—	—	4,214	168,560	—	—

Mike Karr	10,000	—	—	5.01	8/27/2018	3,600	144,000	1,500	60,000
Executive Vice President and Chief Credit Officer	2,000	—	—	6.30	1/5/2021	20,000	800,000	1,092	43,680
	25,000	—	—	7.87	6/5/2022	3,278	131,120
	25,000	—	—	10.44	1/2/2023	—	—	—	—
	20,000	—	—	15.68	1/2/2024	—	—	—	—
	16,666	8,334	—	15.16	1/28/2025	—	—	—	—

Tom Rice	2,000	—	—	6.30	1/5/2021	3,600	144,000	1,500	60,000
Executive Vice President and Chief Operating Officer	5,000	—	—	6.26	12/14/2021	20,000	800,000	1,092	43,680
	5,000	—	—	10.44	1/2/2023	3,278	131,120
	20,000	—	—	15.68	1/2/2024	—	—	—	—
	16,666	8,334	—	15.16	1/28/2025	—	—	—	—

Exercised Options and Restricted Stock Vested in 2017

The following table reflects the number of shares of our common stock acquired by our NEOs upon exercise of outstanding stock options and vesting of restricted stock awards during the fiscal year ended December 31, 2017.

	2017 OPTION EXERCISE AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Steven R. Gardner	33,151	964,598	49,875	—
Edward Wilcox	25,000	642,672	6,024	241,562
Ronald J. Nicolas, Jr.	—	—	—	—
Mike Karr	10,000	279,500	2,550	102,255
Tom Rice	—	—	2,550	102,255
(1)	The value realized upon exercise is the difference between the closing price of the Company's common stock on the date of exercise and the exercise price of the options, multiplied by the number of shares acquired upon exercise.
(2)	Amounts do not take into consideration any shares withheld by the Company to satisfy employee income taxes.
(3)	Represents the value realized upon the vesting of restricted stock awards and restricted stock units, based on the market value of the awards on the vesting date.

Pension Benefits

We do not have any pension benefit plans.

Nonqualified Deferred Compensation

The Bank implemented our Salary Continuation Plan in 2006 (amended in 2013). The Salary Continuation Plan is an unfunded nonqualified supplemental retirement plan for Mr. Gardner and Mr. Wilcox. The Salary Continuation Plan, as amended, provides for the annual benefit of $200,000 for the CEO and $100,000 for Mr. Wilcox upon a normal retirement at or after age 62, payable for 15 years. Such benefit would be paid in 12 monthly installments commencing the month after normal retirement. The Salary Continuation Plan also provides for a reduced annual benefit (at December 31, 2017, this annual amount was $156,362 for Mr. Gardner and $18,801 for Mr. Wilcox, payable for 15 years), payable upon termination before normal retirement age (including an early retirement or termination due to disability), and provides for accelerated payment of a specified lump sum amount upon the NEO’s termination due to death or a change in control, as that term is defined under Code Section 409A. See “Potential Payments Upon Termination or a Change in Control” below.

The amount expensed in 2017 under the Salary Continuation Plan amounted to an aggregate of $721,000, of which $273,000 was for Mr. Gardner, and $51,000 was for Mr. Wilcox (the remainder of the aggregate expense was associated with former executives of financial institutions that have been acquired by the Company). The Salary Continuation Plan was accounted for in accordance with FASB ASC Topic 715 as of December 31, 2017.

Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Steven R. Gardner	$1,270,836	$273,282	$—	$—	$1,544,118
Edward Wilcox	135,698	50,924	—	—	186,622

Employment Agreements, Salary Continuation Plans, Severance and Change-in-Control Payments

We have entered into employment agreements with each of our NEOs. We believe employment agreements serve a number of functions in that they (i) promote retention of our NEOs, (ii) promote complete and consistent documentation and mutual understanding of employment terms, (iii) mitigate uncertainty about future employment and continuity of management in the event of a change in control, (iv) help meet legal requirements under tax laws and other regulations, (v) avoid frequent renegotiation of employment terms, and (vi) protect the Company, the Bank and the Bank’s customers through confidentiality and non-solicitation covenants. The employment agreements with Mr. Gardner and Mr. Nicolas are with the Company and the Bank. The remainder of our NEO employment agreements are between the Bank and the NEO. Set forth below is a summary of the material terms of our NEO employment agreements.

Material Term	Summary
Term
Mr. Gardner’s employment agreement has a term of three (3) years. The employment agreements for each of our other NEOs has a term of one (1) year. On each annual anniversary date of an NEO employment agreement, the term automatically is extended for an additional one-year period by either or both of the Company’s and the Bank’s Boards of Directors, as the case may be, unless the NEO, on the one hand, or either or both of the Company or the Bank, as the case may be, on the other hand, gives written notice to the other party of its election not to extend the term of NEO’s employment agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date. If such notice is given by either party, then the NEO’s employment agreement will terminate at the conclusion of its remaining term.

Base Salary
Each NEO employment agreement establishes a minimum base salary, which may be increased from time to time in such amounts as may be determined by either or both of the Company’s and the Bank’s Boards of Directors, as the case may be. The minimum base salaries for Messrs. Gardner, Wilcox, Nicolas, Karr and Rice are $600,000, $325,000, $300,000, $275,000 and $275,000, respectively.

Discretionary Performance Bonus
Each NEO is eligible for a discretionary performance bonus based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of the Board of Directors. Maximum discretionary performance bonuses are determined as a percentage of annual base salary. The maximum discretionary performance bonus percentages are 150% for Mr. Gardner, 90% for Mr. Wilcox, 75% for Mr. Nicolas, and 50% for each of Messrs. Karr and Rice.

Other Benefits
Mr. Gardner receives the use of an automobile paid for by the Company and the Bank. Each NEO also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of either or both of the Company and the Bank, as the case may be, to the extent commensurate with the NEO’s then duties and responsibilities as fixed by the Boards of Directors of either or both of the Company and the Bank, as the case may be.

Termination
Pursuant to each NEO’s employment agreement, either or both of the Company and the Bank have the right, at any time upon prior notice of termination, to terminate the NEO’s employment for any reason, including, without limitation, termination for “cause”(1) or disability, and each NEO has the right, upon prior notice of termination, to terminate his employment with either or both of the Company and the Bank, as the case may be, for any reason.

Material Term	Summary
Termination Following Change in Control; Termination for Good Reason
In the event that an NEO’s employment is terminated (i) by either or both of the Company and the Bank, as the case may be, for other than cause, disability or the NEO’s death, and such termination occurs within two (2) years following a “change in control”(2) (as defined in the relevant employment agreement), or (ii) by the NEO due to a material breach of his employment agreement by either or both of the Company and the Bank, as the case may be, or for “good reason”(3), then the NEO will be entitled to receive a lump sum cash severance amount equal to the product of (x) the sum of his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination (y) multiplied by three (3) in the case of Mr. Gardner, two and ninety-nine hundredths (2.99) in the case of Mr. Wilcox, and two (2) in the case of each other NEO, and in each case less taxes and other required withholding.

In addition, the NEO also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination with respect to Mr. Gardner, or the first anniversary of the date of termination with respect to each other NEO, or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of either or both of the Company and the Bank, as the case may be; provided, however, if an NEO’s participation in any such plan, program or arrangement is barred, then either or both of the Company and the Bank, as the case may be, will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

Termination Not Following Change in Control
In the event that an NEO’s employment is terminated by either or both of the Company and the Bank, as the case may be, for other than cause, disability or the NEO’s death, and such termination does not occur in conjunction with a change in control or two (2) years after a change in control, then the NEO will be entitled to receive a lump sum cash severance amount equal to the sum of (x) his base salary as in effect immediately prior to the date of termination multiplied by (y) three (3), in the case of Mr. Gardner, and one (1) in the case of each other NEO, and in each case less taxes and other required withholding. In addition, the NEO will be entitled to receive the benefits described in the second paragraph under “Termination Following a Change in Control; Termination for Good Reason” immediately above.

Termination for Cause or Other Than for Disability or Good Reason
In the event that an NEO’s employment is terminated by either or both of the Company and the Bank, as the case may be, for cause, or an NEO terminates his employment other than for disability or good reason, the NEO will have no right to compensation or other benefits for any period after the applicable date of termination other than for base salary accrued through the date of termination.

Termination as a Result of Death or Disability
In the event that an NEO’s employment is terminated as a result of disability or death during the term of his employment agreement, the NEO, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment, less taxes and other required withholding.

Material Term	Summary
Parachute Payments
If the payments and benefits to an NEO upon termination would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits payable by either or both of the Company and the Bank under an NEO’s employment agreement will be reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by either or both of the Company and the Bank to the NEO being non-deductible to either or both of the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

Confidentiality and Non-Solicitation
Each NEO has agreed that, during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any confidential and proprietary information (as defined in the his employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank. Each NEO has agreed that during the term of his employment and for two (2) years after the date of termination, he will not solicit for hire or encourage another person to solicit for hire a “covered employee”, as determined in accordance with his employment agreement.

(1)	“Cause” means personal dishonesty or incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or other misdemeanor offenses) or final cease-and-desist order or material breach of any provision of the NEO’s employment agreement.
(2)	“Change of Control” means the occurrence of any of the following events: (i) the acquisition of control of the Company or the Bank (as defined in the rules and regulations of the applicable banking regulators on the date of the employment agreement); (ii) an event that would be required to be reported in response to Item 5.01(a) of the Current Report on Form 8-K pursuant to Sections 13 or 15(d) of the Exchange Act, or any successor thereto, whether or not any class of securities of the Company is registered under the Exchange Act; (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), after the date of the employment agreement, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (iv) the sale or other disposition of all or substantially all of the assets of the Company or the transfer by the Company of greater than 25% of the voting securities of the Company; or (v) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
(3)	“Good Reason” means the NEO resigned within two years following a Change in Control based on (i) a material reduction by us of his functions, duties or responsibilities, (ii) a material reduction by us of his base salary, or (iii) our requirement that he be based at a location more than 50 miles from Irvine, California, without the NEO’s express written consent.

Salary Continuation Plans.   Mr. Gardner and Mr. Wilcox participate in our salary continuation plan (the “Salary Continuation Plan”), which provides continued income for a 15-year period after retirement at or after age 62, in the amount of $200,000 per year for Mr. Gardner and $100,000 per year for Mr. Wilcox. A reduced benefit is payable for a pre-age 62 termination, including termination due to disability. However, in the event of a pre-age 62 termination within 12 months after a change in control (as defined under Code Section 409A) or upon death, Mr. Gardner would receive a lump-sum payment of $1,982,130 and Mr. Wilcox would receive a lump-sum payment of $989,413. No benefits are payable under the plan if the NEO is terminated for cause, as defined in the Salary Continuation Plan. Neither Mr. Gardner’s nor Mr. Wilcox’s employment agreements will have an impact on the benefits they are entitled to receive pursuant to the Salary Continuation Plan.

Accelerated Vesting of Equity Awards.   Restricted stock awards and unvested stock options granted prior to 2018 generally will vest in full in the event that the NEO’s employment is terminated by us without cause or the NEO terminates for good reason (subject to achievement of the Adjusted NPA performance goal in the case of restricted stock), or if employment terminates due to the NEO’s death or disability. In the event of a change in control, restricted stock and unvested stock options will vest in full if the NEO has been employed by us for at least six months at the time of the change in control. In the case of retirement at or after age 65, options that have been outstanding for at least two years vest in full. Restricted stock unit awards granted prior to 2018 will vest on an accelerated basis at the maximum level in the event that the NEO’s employment terminates due to death or disability, or if, within two years after a change in control, the NEO’s employment is terminated by us without cause or by the NEO for good reason.

Starting in 2018, restricted stock, restricted stock unit and incentive stock option awards will include a “double-trigger” rather than “single-trigger” accelerated vesting, meaning that the award vests in full if an employee is terminated for “cause” or resigns for “good reason” within 24 months of a change of control. “Cause,” “good reason” and “change of control” are each defined in the 2012 Long Term Incentive Plan.

Summary of Potential Termination Payments

The following table reflects the value of termination payments and benefits that each of Messrs. Gardner, Wilcox, Nicolas, Karr and Rice, who were the NEOs serving at December 31, 2017, would receive under their employment agreements and the enhanced termination payments and benefits that Mr. Gardner and Mr. Wilcox would receive under the Salary Continuation Plan, as applicable, if they had terminated employment on December 31, 2017 under the circumstances shown. The table does not include accrued salary and benefits, or certain amounts that the executive would be entitled to receive under plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees. In addition, the amounts accrued at December 31, 2017 for the account of Mr. Gardner and Mr. Wilcox under the Salary Continuation Plan, as shown above under the heading “Nonqualified Deferred Compensation” and previously reflected as compensation in the current and past Summary Compensation Tables, represents a nonqualified deferred compensation balance, so the table below only shows the extent of any enhancement of that benefit in those termination cases in which an enhancement is provided.

Circumstances or Termination and/or Change in Control	Severance	Insurance Benefits(1)		Salary Continuation Plan(2)		Equity Accelerated Vesting(3)	Total
Steven R. Gardner
Termination for Cause or resignation without Disability or Good Reason (not within two years after a change in control)	$—	$—		$—		$—	$—
Death	700,000	—		1,982,130		5,984,568	8,666,698
Disability	700,000	36,000		2,345,430		5,984,568	9,065,998
Retirement	—	—		3,000,000		—	3,000,000
Change in Control (regardless of termination)	—	—		1,982,130		5,422,768	7,404,898
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	1,800,000	48,424	(4)	2,345,430		5,422,768	9,616,622
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)(6)	3,291,000	48,424	(4)	1,982,130	(5)	5,984,568	11,306,122

Edward Wilcox
Termination for Cause or resignation without Disability or Good Reason (not within two years after a change in control)	—	—		—		—	—
Death	400,000	—		989,413		2,171,368	3,560,781
Disability	400,000	—		282,020		2,171,368	2,853,389
Retirement	—	—		1,500,000		—	1,500,000
Change in Control (regardless of termination)	—	—		989,413		1,928,128	2,917,541
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	400,000	28,134	(4)	282,020		1,928,128	2,638,283
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)(6)	1,824,005	28,134	(4)	989,413	(5)	2,171,368	5,012,920

Circumstances or Termination and/or Change in Control	Severance	Insurance Benefits(1)		Salary Continuation Plan(2)	Equity Accelerated Vesting(3)	Total
Ronald J. Nicolas, Jr.
Termination for Cause or resignation without Disability or Good Reason (not within two years after a change in control)	—	—		—	—	—
Death	340,000	—		—	1,024,720	1,364,720
Disability	340,000	—		—	1,024,720	1,364,720
Retirement	—	—		—	—	—
Change in Control (regardless of termination)	—	—		—	968,560	968,560
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	340,000	32,149	(4)	—	968,560	1,340,709
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)(6)	340,000	32,149	(4)	—	1,024,720	1,396,869

Michael S. Karr
Termination for Cause or resignation without Disability or Good Reason (not within two years after a change in control)	—	—		—	—	—
Death	300,000	—		—	1,385,817	1,685,817
Disability	300,000	—		—	1,385,817	1,685,817
Retirement	—	—		—	—	—
Change in Control (regardless of termination)	—	—		—	1,282,137	1,282,137
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	300,000	28,618	(4)	—	1,282,137	1,610,755
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)(6)	896,202	28,618	(4)	—	1,385,817	2,310,637

Thomas Rice
Termination for Cause or resignation without Disability or Good Reason (not within two years after a change in control)	—	—		—	—	—
Death	325,000	—		—	1,385,817	1,710,817
Disability	325,000	—		—	1,385,817	1,710,817
Retirement	—	—		—	—	—
Change in Control (regardless of termination)	—	—		—	1,282,137	1,282,137
Termination by us without Cause, or by NEO for Good Reason (not within two years after change in control)	946,202	32,070	(4)	—	1,282,137	2,260,409
Termination by us without Cause or by NEO for Good Reason within two years after a change in control(5)(6)	946,202	32,070	(4)	—	1,385,817	2,364,089
(1)	Amounts in this column represents the incremental cost to the Company resulting from continuing participation by the individual, at no cost to him, in group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination (other than any stock option or other stock compensation plans or bonus plans of us), for a period ending at the earlier of (i) the third anniversary of the date of termination in the case of Mr. Gardner and the first anniversary of the date of termination in the case of Messrs. Wilcox, Nicolas, Karr and Rice, and (ii) the date of his full-time employment by another employer, provided that in the event the individual’s participation in any such plan, program or arrangement is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.

(2)	The accrual balance under the Salary Continuation Plan, at December 31. 2017, is shown above under the heading “Nonqualified Deferred Compensation.” The enhanced benefit amount is the amount by which a lump-sum payout exceeds the accrual balance; such a lump sum would be payable within a specified period following termination. In the case of a termination at December 31, 2017 for which a non-enhanced annual payments would be made over 15 years, the annual amount of such payments would be $156,362 for Mr. Gardner and $18,801 for Mr. Wilcox.
(3)	Amounts in this column reflects the in-the-money value, at December 31, 2017, of unexercisable options that would become vested and exercisable upon the occurrence of the termination event stated in the left hand column. The dollar value of the vested stock options was determined by calculating the closing price of the Company’s common stock on December 31, 2017 less the option exercise price, and multiplying that by the number of shares for each award at the end of year 2017. Amounts in this column also reflect the value, based on the closing price of the Company’s common stock on December 31, 2017, of the restricted stock or restricted stock units that would become vested upon the occurrence of the termination event stated in the left hand column.
(4)	Represents the estimated incremental cost to the Company resulting in the individual’s participation, at no cost to him, in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination (other than any stock option or other stock compensation plans or bonus plans of us), for a period ending at the third anniversary of the date of termination with respect to Mr. Gardner and the first anniversary of the date of termination with respect to Messrs. Wilcox, Nicolas, Karr and Rice (this period would end earlier if the individual commenced full-time employment by another employer). If the individual’s continued participation in any of our applicable plans, programs or arrangements is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.
(5)	The enhanced amount payable under the Salary Continuation Plan would be payable for any type of termination within 12 months after a change in control, but not for a termination in the second 12 months after a change in control. This amount together with the accrued benefit under the Salary Continuation Plan would be payable in a lump sum within a specified period following termination.
(6)	Payments for events relating to a change in control have been calculated assuming no reduction to cause such payments not to be subject to federal excise taxes under the “golden parachute” provisions under Sections 280G and 4999 of the Code. If aggregate payments would be subject to such “golden parachute” excise taxes, the payments will be reduced or delayed to the extent necessary so that the payments will not be subject to such excise taxes.

Related Transactions and Other Matters

Transactions with Certain Related Persons

Our Board has adopted a written policy governing the approval of related-party transactions (the “RPT Policy”). A “related party transaction” means any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any “related party” has or will have a direct or indirect material interest. Under the RPT Policy, the term “related party” includes an executive officer, director, nominee for director, any shareholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of the foregoing.

In summary, the RPT Policy provides that unless a transaction is deemed to be pre-approved, each transaction involving a related party that involves amounts greater than $120,000 per year must be approved by disinterested members of the Governance Committee, which is comprised solely of independent directors. The list of transactions that are deemed pre-approved under the RPT Policy include, without limitation, indemnification payments, compensation paid to directors and executive officers for their services as directors and executive officers, and routine banking-related services such as a related party using the Bank’s services as a depositary of funds.

The Bank provides deposit and other services to home owners’ associations (“HOAs”) and HOA management companies nationwide. The Bank’s HOA Banking Unit focuses exclusively on generating business banking relationships and servicing the specialized banking needs of HOA management companies and their respective clients. The Bank is a party to a Depository Services Agreement, as amended, with an entity for which Associa is the majority owner (“Depository Services Agreement”). Mr. Corona, who is a director of the Company and the Bank, is the sole shareholder, President and Chief Executive Officer of Associa. The Depository Services Agreement governs the services provided by the Bank to HOA management companies indirectly controlled by Associa and those services provided by the HOA management companies to the Bank. Pursuant to the Depository Services Agreement, the Bank paid the entity controlled by Associa approximately $2.1 million in 2017, which is attributable to Mr. Carona as a result of his ownership interest in Associa during 2017. The Company expects that such payments will exceed $120,000 in 2018.

Although the Bank receives deposits from HOA management companies not affiliated with Associa, the Company’s and the Bank’s relationship with Associa and its management companies is an important component of our successful HOA Banking Unit. Associa is the largest privately held HOA management company in the

U.S. and operates a holding company that owns numerous subsidiary management companies. The Associa HOA management companies that maintain deposit relationships with the Bank represent thousands of HOAs and thousands of HOA accounts. The Banks’ relationship with the Associa HOA management companies offers the Bank the ability to take advantage of important efficiencies, cost savings and lower fees created by the role of the Associa management companies in the banking relationships the Bank maintains with the HOAs. Mr. Carona’s expertise in the HOA management company banking business has and continues to be extremely helpful to the Board and our management team as we continue to grow our HOA Banking Unit.

In connection with its acquisition of HEOP, Pacific Premier assumed by operation of law certain HEOP obligations to make severance and salary continuation payments to Simone Lagomarsino, who previously served as HEOP’s President and Chief Executive Officer and who now serves as a director of the Company and the Bank, pursuant to certain employment-related agreements between Ms. Lagomarsino and HEOP. The amounts payable to Ms. Lagomarsino, which arise out of Ms. Lagomarsino’s employment relationship with HEOP and not for services rendered to Pacific Premier, are described in the joint proxy statement/prospectus filed by Pacific Premier with the SEC on February 24, 2017 and will not exceed $120,000 on an annual basis after fiscal year 2019.

Indebtedness of Management

Certain of our officers and directors, as well as their immediate family members and affiliates, are customers of, or have had transactions with us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this filing, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans.

ITEM 2. TO AMEND ARTICLE FOURTH OF THE COMPANY’S
CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S
AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO
150,000,000.

We are asking you to adopt and approve an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 150,000,000. Our Board has unanimously approved, and recommends that all stockholders approve, the proposed amendment to Section A, Article FOURTH of the Certificate of Incorporation to increase our authorized shares of common stock. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Section A, Article FOURTH of the Certificate of Incorporation, which is attached to this Proxy Statement as Appendix A and incorporated into this Proxy Statement by reference. We urge you to read carefully this proposed amendment to Section A, Article FOURTH that is set forth in Appendix A in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

The Company’s Certificate of Incorporation authorizes the issuance of 101,000,000 shares of capital stock, of which 1,000,000 shares are designated as preferred stock, par value $0.01 per share, and 100,000,000 shares are designated as common stock, par value $0.01 per share. The Company’s Board of Directors has unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Company common stock to 150,000,000 shares, subject to stockholder approval.

As of the Record Date, a total of 66,859,792 shares of common stock were issued and outstanding, reserved for issuance and estimated to be what we will issue in our pending acquisition of Grandpoint, as described below:

•	46,504,586 shares issued and outstanding;
•	4,597,117 shares reserved for issuance pursuant to our equity incentive plans; and
•	Approximately 15,758,089 shares in the aggregate are currently estimated to be what we will issue in our pending acquisition of Grandpoint.

As a result and based on the foregoing, as of the Record Date, approximately 33,140,208 shares of common stock were available for issuance. The Company has an additional one million (1,000,000) authorized shares of preferred stock, none of which has been issued to date.

Purpose of the Proposed Share Amendment

The Board has proposed this increase in authorized shares of common stock to ensure that we have sufficient shares of common stock available for general corporate purposes including, without limitation, to raise capital to the extent deemed appropriate, to have sufficient shares of common stock available to the extent that we want to offer our common stock in full or partial consideration for acquisition opportunities that we may pursue from time to time, and to provide equity incentives to employees. As of the date of this Proxy Statement, except as described above, we have no understandings, agreements or commitments to issue common stock or to reserve additional shares of our common stock for issuance under equity compensation plans.

Having additional shares of our common stock available for issuance in the future will give the Company greater flexibility and will allow the shares to be issued from time to time as determined by the Company’s Board and, unless otherwise required by NASDAQ listing rules or other applicable rules and regulations, without the expense and delay of a special stockholders’ meeting to approve the additional authorized capital stock. This will enhance our ability to respond promptly to opportunities for acquisitions, mergers, stock splits and additional financings. If we were to have to call a special stockholders’ meeting, the delay that would be involved could result in our inability to consummate a desired transaction under a required deadline. By having additional common shares authorized, we can be prepared to act quickly as opportunities arise.

Rights of Additional Authorized Shares

Any authorized shares of Company common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The holders of Company common stock have no preemptive rights to subscribe for or purchase any additional shares of Company common stock that may be issued in the future.

Effect of the Proposed Share Amendment

The increase in the Company’s authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Company’s Board of Directors will have the authority to issue common stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Certificate of Incorporation, NASDAQ listing rules or other applicable rules and regulations. To the extent that the additional authorized shares are issued in the future, they could decrease the Company’s existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to the Company’s existing stockholders.

The increase in the authorized number of shares of Company common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of the Company’s outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company’s Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of common stock be used as a type of anti-takeover device.

Text of the Amendment

The proposed amendment to our Certificate of Incorporation, which is set forth in Appendix A to this Proxy Statement, shows the proposed elimination of Section A, Article FOURTH of our Certificate of Incorporation, with deletions indicated by strike-outs. Certain conforming changes, such as moving and modifying defined terms and updating cross-references, will also be necessary in connection with the foregoing amendment and such conforming changes will be reflected in our Second Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix E and reflects changes that will be made to our Certificate of Incorporation, assuming Items 2 through 6 of this Proxy Statement are approved by our stockholders at the Annual Meeting, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix A and the resulting Second Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of holders of at least the majority of the outstanding shares of our common stock is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to amend Section A, Article FOURTH of our Certificate of Incorporation is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against the approval of the proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

The Board OF DIRECTORS UNANIMOUSLY recommends THAT STOCKHOLDERS
VOTE “FOR” APPROVAL OF THE proposed amendment to ARTICLE FOURTH OF our Certificate of Incorporation to INCREASE OUR AUTHORIZED SHARES
OF COMMON STOCK FROM 100,000,000 TO 150,000,000.

ITEM 3. TO AMEND ARTICLE FIFTH OF THE COMPANY’S CERTIFICATE
OF INCORPORATION TO REMOVE THE PROHIBITION AGAINST
STOCKHOLDER ACTION BY WRITTEN CONSENT.

We are asking you to adopt and approve an amendment to our Certificate of Incorporation to remove the prohibition against stockholders taking action by written consent without holding a meeting. Our Board has unanimously approved, and recommends that all stockholders approve, the proposed amendment to Section C, Article FIFTH of the Certificate of Incorporation to remove this prohibition. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Section C, Article FIFTH of the Certificate of Incorporation, which is attached to this Proxy Statement as Appendix B and incorporated into this Proxy Statement by reference. We urge you to read carefully this proposed amendment to Section C, Article FIFTH that is set forth in Appendix B in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

As part of the Board’s review of our corporate governance policies, the Governance Committee and the Board as a whole considered the advantages and disadvantages of prohibitions against stockholder action by written consent similar to that currently found in Section C, Article FIFTH of our Certificate of Incorporation. This type of prohibition generally is intended to facilitate corporate stability by requiring stockholder action occur at a duly called and convened stockholder meeting. Voting limitations, such as those in Section C, Article FIFTH of our Certificate of Incorporation prohibiting stockholder action by written consent, may also have the effect of providing anti-takeover protection to the Company. However, many investors and others view prohibitions against stockholder action by written consent as conflicting with principles of good corporate governance by preventing stockholders from fully exercising their voting rights as stockholders due to the need to convene at an annual or special meeting to effect change. Section 228 of the Delaware General Corporation Law (the “DGCL”) allows stockholders to act by written consent unless otherwise provided in the corporation’s certificate of incorporation. If the proposal is approved, amendments to our Bylaws previously approved by our Board allowing stockholder action by written consent will become effective.

After considering the advantages and disadvantages of the prohibition on stockholder action by written consent set forth in Section C, Article FIFTH of our Certificate of Incorporation, the Board has unanimously voted to propose to the stockholders that Section C, Article FIFTH be amended to remove the prohibition, and instead allow stockholders to take actions as provided by law and our Bylaws. A copy of our amended and restated Bylaws, reflecting changes that will become effective if each of Items 3, 4 and 5 of this Proxy Statement are approved by our stockholders, is attached at Appendix F to this Proxy Statement. In reaching this determination to propose this amendment to our Certificate of Incorporation, the Board concluded that the benefits of prohibiting stockholder action by written consent were outweighed by the Board’s belief that removing the prohibition is a meaningful step towards achieving our goal of ensuring that our corporate governance policies conform to current best practices and maximizing the ability of our stockholders to appropriately participate in the affairs of the Company.

Text of the Amendment

The proposed amendment to our Certificate of Incorporation, which is set forth in Appendix B to this Proxy Statement, shows the proposed revisions to Section C, Article FIFTH of our Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by underlined text. Certain conforming changes, such as moving and modifying defined terms and updating cross-references, will also be necessary in connection with the foregoing amendment and such conforming changes will be reflected in our Second Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix E and reflects changes that will be made to our Certificate of Incorporation, assuming Items 2 through 6 of this Proxy Statement are approved by our stockholders at the Annual Meeting, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix B and the resulting Second Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of holders of at least 66 2/3% of the outstanding shares of our common stock is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to amend Section C, Article FIFTH of our Certificate of Incorporation is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

For the reasons described above, our Board of Directors believes that this proposal to amend our Certificate of Incorporation by amending Section C, Article FIFTH is advisable and in the best interests of the Company and its stockholders.

The Board OF DIRECTORS UNANIMOUSLY recommends THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE proposed amendment to ARTICLE FIFTH OF our Certificate of Incorporation to REMOVE THE PROHIBITION AGAINST STOCKHOLDER ACTION BY WRITTEN CONSENT.

ITEM 4. TO AMEND ARTICLE FIFTH OF THE COMPANY’S CERTIFICATE
OF INCORPORATION TO REMOVE THE LIMITATION THAT ONLY THE
BOARD OF DIRECTORS MAY CALL SPECIAL MEETINGS OF
STOCKHOLDERS

We are asking you to adopt and approve an amendment to our Certificate of Incorporation to remove the limitation that only our Board of Directors may call a special meeting of stockholders. Our Board has unanimously approved, and recommends that our stockholders approve, the proposed amendment to eliminate Section D, Article FIFTH of the Certificate of Incorporation, which contains this limitation. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Section D, Article FIFTH of the Certificate of Incorporation, which is attached to this Proxy Statement as Appendix B and incorporated into this Proxy Statement by reference. We urge you to read carefully this proposed amendment to Section D, Article FIFTH that is set forth in Appendix B in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

As part of the Board’s review of our corporate governance policies, the Governance Committee and the Board as a whole considered the advantages and disadvantages of limitations on who may call special meetings of stockholders, similar to that limitation currently found in Section D, Article FIFTH of our Certificate of Incorporation. This type of limitation generally is intended to facilitate corporate stability by curtailing the number of potential situations in which a special meeting of stockholders would occur. However, many investors and others have begun to view this type of limitation as conflicting with principles of good corporate governance by preventing stockholders holding a meaningful amount of our issued and outstanding shares of common stock from fully engaging their rights as stockholders. Special meeting limitations, such as those in Section D, Article FIFTH of our Certificate of Incorporation, may also have the effect of providing anti-takeover protection to the Company.

Section 211(d) of the DGCL provides that special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws. After considering the advantages and disadvantages of the limitation set forth in Section D, Article FIFTH of our Certificate of Incorporation, the Board has unanimously voted to propose to the stockholders that Section D, Article FIFTH be eliminated in its entirety. The Board also has approved amendments to our Bylaws, which will become effective if our stockholders approve this proposal, to allow stockholders holding at least 10% of our issued and outstanding shares of common stock to call a special meeting without the need for Board approval, subject to applicable law and the requirements set forth in our Bylaws. A copy of our amended and restated Bylaws, reflecting changes that will become effective if each of Items 3, 4 and 5 of this Proxy Statement are approved by our stockholders, is attached at Appendix F to this Proxy Statement. In reaching this determination, the Board concluded that the benefits of the limitation were outweighed by the Board’s belief that removing the limitation will be a meaningful step towards achieving our goal of ensuring that our corporate governance policies conform to current best practices and maximizing the ability of our stockholders to appropriately participate in the affairs of the Company.

Text of the Amendment

The proposed amendment to our Certificate of Incorporation, which is set forth in Appendix A to this Proxy Statement, shows the proposed elimination of Section D, Article FIFTH of our Certificate of Incorporation, with deletions indicated by strike-outs. Certain conforming changes, such as moving and modifying defined terms and updating cross-references, will also be necessary in connection with the foregoing amendment and such conforming changes will be reflected in our Second Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix E and reflects changes that will be made to our Certificate of Incorporation assuming Items 2 through 6 of this Proxy Statement are approved by our stockholders at the Annual Meeting, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix B and the resulting Second Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of holders of at least 66 2/3% of the outstanding shares of common stock as of the Record Date is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to eliminate Section D, Article FIFTH of our Certificate of Incorporation is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

For the reasons described above, our Board of Directors believes that this proposal to amend our Certificate of Incorporation by removing Section D, Article FIFTH is advisable and in the best interests of the Company and its stockholders.

The Board OF DIRECTORS UNANIMOUSLY recommends THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE proposed amendment to ARTICLE FIFTH OF our Certificate of Incorporation to REMOVE THE limitation THAT ONLY THE BOARD OF DIRECTORS MAY CALL A SPECIAL MEETING OF STOCKHOLDERS.

ITEM 5. TO AMEND ARTICLE SEVENTH OF THE COMPANY’S
CERTIFICATE OF INCORPORATION TO PERMIT THE ADOPTION,
AMENDMENT OR REPEAL OF OUR BYLAWS BY THE AFFIRMATIVE
VOTE OF HOLDERS OF AT LEAST A MAJORITY OF THE VOTING POWER
OF ALL OF OUR OUTSTANDING SHARES OF CAPITAL STOCK ENTITLED
TO VOTE

We are asking you to adopt and approve amendments to our Certificate of Incorporation to reduce the stockholder voting thresholds for adopting, amending or repealing our Bylaws. Our Certificate of Incorporation requires the approval of at least 66 2/3% of the voting capital stock then-outstanding (the “Supermajority Vote Requirement”) to adopt, amend, or repeal our Bylaws. Our Board has unanimously approved, and recommends that all stockholders approve, an amendment to Article SEVENTH of our Certificate of Incorporation to allow our stockholders to adopt, amend, or repeal our Bylaws upon the affirmative vote of holders of at least a majority of the voting power of all of our outstanding shares of capital stock entitled to vote. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Article SEVENTH of our Certificate of Incorporation, which is attached respectively to this Proxy Statement at Appendix C and incorporated into this Proxy Statement by reference. We urge you to read carefully the proposed amendment to Article SEVENTH of our Certificate of Incorporation that is set forth in Appendix C in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

As part of the Board’s review of our corporate governance policies, the Governance Committee and the Board as a whole considered the advantages and disadvantages of various Supermajority Voting Requirements in our Certificate of Incorporation. Supermajority voting provisions are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect changes. In addition, supermajority vote provisions are intended to provide protection against self-interested action by large stockholders and to encourage a person seeking control of a company to negotiate with its board of directors to reach terms that are fair and provide the best results for all stockholders. However, many investors and others view supermajority voting provisions as conflicting with principles of good corporate governance because the provisions impede accountability to stockholders and can contribute to Board and management entrenchment. These investors assert that supermajority voting provisions cause boards and management to be less responsive to stockholders. Since Bylaws often set forth rights and privileges of stockholders, some view Supermajority Voting Requirements on the ability to amend Bylaw provisions as a limitation on stockholder rights.

The Board also has approved amendments to our Bylaws, which will become effective if our stockholders approve this proposal, to permit the adoption, amendment or repeal of our Bylaws by the affirmative vote of holders of at least a majority of the voting power of all of our oustanding shars of capital stock entitled to vote. A copy of our amended and restated Bylaws, reflecting changes that will become effective if each of Items 3, 4 and 5 of this Proxy Statement are approved by our stockholders, is attached at Appendix F to this Proxy Statement. After considering the advantages and disadvantages of supermajority voting provisions, the Board has determined that it is in the best interests of the Company’s stockholders that the Supermajority Vote Requirement in Article SEVENTH of our Certificate of Incorporation be revised so as to reduce the threshold required for stockholders to approve the adoption of, amendments to or repealing of, the Bylaws.

Description of Proposed Amendments to Our Certificate of Incorporation.

Article SEVENTH of our Certificate of Incorporation currently provides that our Bylaws may be adopted, amended or repealed by stockholders only upon the affirmative vote of the holders of at least 66 2/3% of the voting stock then outstanding. If this proposal is approved by stockholders, the Supermajority Vote Requirement for stockholders to adopt, amend or repeal the Company’s Bylaws will be eliminated and replaced with the requirement that holders of at least a majority of the voting power of all of our outstanding shares of capital stock approve any such adoption, amendment or repeal. This discussion is qualified in its entirety by reference to the complete text of the proposed amendment to our Certificate of Incorporation, which is attached to this Proxy Statement at Appendix C.

Text of the Amendment

The proposed amendments to our Certificate of Incorporation described above are reflected in Appendix C to this Proxy Statement, which show such proposed amendments to our Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by underlining. Certain conforming changes, such as moving and modifying defined terms and updating cross-references, will also be necessary in connection with the foregoing amendment and such conforming changes will be reflected in our Second Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix E and reflects changes that will be made to our Certificate of Incorporation, assuming Items 2 through 6 of this Proxy Statement are approved by our stockholders at the Annual Meeting, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix C and the resulting Second Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of holders of at least 66 2/3% of our voting stock then outstanding is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to amend our Certificate of Incorporation to modify the supermajority voting requirements is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

For the reasons described above, our Board of Directors believes that this proposal to amend our Certificate of Incorporation to modify the Supermajority Voting Requirements as described in this proposal is advisable and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE SEVENTH OF
OUR CERTIFICATE OF INCORPORATION TO PERMIT THE ADOPTION, AMENDMENT
OR REPEAL OF OUR BYLAWS BY THE AFFIRMATIVE VOTE OF HOLDERS OF AT
LEAST A MAJORITY OF THE VOTING POWER OF ALL OF OUR OUTSTANDING
SHARES OF CAPITAL STOCK ENTITLED TO VOTE.

ITEM 6. TO AMEND ARTICLE ELEVENTH OF THE COMPANY’S
CERTIFICATE OF INCORPORATION TO ELIMINATE THE REQUIREMENT
THAT A SUPERMAJORITY VOTE OF HOLDERS OF OUR SHARES OF
CAPITAL STOCK ENTITLED TO VOTE BE REQUIRED TO AMEND OR
REPEAL CERTAIN PROVISIONS OF OUR CERTIFICATE OF
INCORPORATION.

We are asking you to adopt and approve amendments to our Certificate of Incorporation to eliminate the Supermajority Vote Requirement for certain amendments to our Certificate of Incorporation. Our Certificate of Incorporation contains a Supermajority Vote Requirement to adopt, amend, or repeal specified provisions of our Certificate of Incorporation. Our Board has unanimously approved, and recommends that all stockholders approve an amendment related to Article ELEVENTH of our Certificate of Incorporation to remove this Supermajority Vote Requirement. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Article ELEVENTH of our Certificate of Incorporation, which is attached to this Proxy Statement at Appendix D and incorporated into this Proxy Statement by reference. We urge you to read carefully the proposed amendment to Article ELEVENTH of our Certificate of Incorporation that is set forth in Appendix D in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

As part of the Board’s review of our corporate governance policies, the Governance Committee and the Board as a whole considered the advantages and disadvantages of the various Supermajority Voting Requirements contained in our Certificate of Incorporation. Supermajority voting provisions are intended to facilitate corporate governance stability by requiring broad stockholder consensus to effect changes. In addition, supermajority vote requirements are intended to provide protection against self-interested action by large stockholders and to encourage a person seeking control of a company to negotiate with its board of directors to reach terms that are fair and provide the best results for all stockholders. However, many investors and others view supermajority voting provisions as conflicting with principles of good corporate governance because the provisions impede accountability to stockholders and contribute to Board and management entrenchment. These investors assert that supermajority voting provisions cause boards and management to be less responsive to stockholders. Since certificates of incorporation often set forth rights and privileges of stockholders, some view Supermajority Voting Requirements on the ability to amend a Certificate of Incorporation as a limitation on stockholder rights. After considering the advantages and disadvantages of supermajority voting provisions, the Board has determined that it is in the best interests of the Company’s stockholders that the Supermajority Vote Requirement in Article ELEVENTH be eliminated.

Description of Proposed Amendments to Our Certificate of Incorporation.

Section 216 of the DGCL provides that, subject to a Delaware corporation’s certificate of incorporation and bylaws, in all matters other than the election of directors, the affirmative vote of holders of the majority of shares present in person or represented by proxy at a stockholder meeting and entitled to vote shall be the act of stockholders. Article ELEVENTH sets forth the Supermajority Voting Requirement with respect to any proposed amendment or repeal of Sections C or D of Article FIFTH (limitations on stockholder action by written consent and stockholder ability to call a special meeting), Article SIXTH (requirements with respect to director appointments, nominations and removal), Article SEVENTH (voting requirements to adopt, amend or repeal Bylaws), Article NINTH (indemnification and advancement of expense) or Article ELEVENTH (voting requirements to amend or repeal provisions of our Certificate of Incorporation). If this proposal is approved by stockholders, the vote required for any amendment, alteration or repeal of any section of the Certificate of Incorporation—if any such vote is required—will be, and in the case of the above-described sections will be reduced from 66 2/3% of the Company’s voting stock outstanding to, a simple majority of the Company’s voting stock then outstanding. Further, whether a vote is required to amend, alter or repeal of a provision of our Certificate of Incorporation will be solely determined by the laws of the State of Delaware. This discussion is qualified in its entirety by reference to the complete text of the proposed amendment to our Certificate of Incorporation, which is attached to this Proxy Statement at Appendix D. Further, any necessary conforming changes to the Bylaws to comport with the amendment, should it pass, shall be made and become effective at that time.

Text of the Amendment

The proposed amendments to our Certificate of Incorporation described above are reflected in Appendix D to this Proxy Statement, which show such proposed amendments to our Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by underlining. Certain conforming changes, such as moving and modifying defined terms and updating cross-references, will also be necessary in connection with the foregoing amendment and such conforming changes will be reflected in our Second Amended and Restated Certificate of Incorporation, a copy of which is set forth in Appendix E and reflects changes that will be made to our Certificate of Incorporation, assuming Items 2 through 6 of this Proxy Statement are approved by our stockholders at the Annual Meeting, with deletions indicated by strike-outs and additions indicated by underlining. If this proposal is approved by our stockholders, we will amend and restate our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix D and the resulting Second Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of holders of at least 66 2/3% of our voting stock then outstanding is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to amend our Certificate of Incorporation to modify the supermajority voting requirements is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

For the reasons described above, our Board of Directors believes that this proposal to amend our Certificate of Incorporation to modify the Supermajority Voting Requirements as described in this proposal is advisable and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE ELEVENTH
OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE
REQUIREMENT THAT A SUPERMAJORITY VOTE OF HOLDERS OF OUR SHARES OF
CAPITAL STOCK ENTITLED TO VOTE BE REQUIRED TO AMEND OR REPEAL
CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION.

ITEM 7. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act requires under Section 14A of the Exchange Act that companies provide their stockholders with the opportunity to cast an advisory vote to approve executive officer compensation, commonly referred to as a “Say-on-Pay” vote, at least once every three years. In a vote held at the 2012 Annual Meeting of Stockholders, our stockholders voted in favor of holding Say-on-Pay votes annually. The frequency of Say-on-Pay votes following this Say-on-Pay vote is the subject of Item 7.

The Board believes that the Company’s compensation policies and procedures are appropriately aligned with the long-term interest of its stockholders. The Board also believes that both the Company and stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

This Say-on-Pay proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved.”

As described in detail in the Compensation Discussion and Analysis, we intend for our compensation program to align the interests of our executive officers with those of the stockholders by rewarding performance for implementing the Company’s various strategies, with the ultimate goal of improving long-term stockholder value. We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation. Our compensation program includes:

•	base salary;
•	annual cash incentive awards;
•	long-term equity incentive awards;
•	retirement plans and other benefits; and
•	other executive benefits, such as perquisites and severance benefits.

Vote Required

Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, the Compensation Committee will consider the vote of our stockholders on this proposal when determining the nature and scope of future executive compensation programs.

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal on a non-binding advisory basis. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS.

ITEM 8. To approve, on a non-binding advisory basis, the
frequency OF FUTURE advisory voteS on the Named Executive
Officer compensation

In addition to the Say-on-Pay advisory voting requirements discussed with regard to Item 7, above, the Dodd-Frank Act also requires under Section 14A of the Exchange Act that companies provide their stockholders with the opportunity to cast an advisory vote at least once every six years, on the frequency with which the Say-on-Pay vote should be held: once every year, every two, or every three.

This Item 8 provides stockholders with the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual stockholder meetings (or a special stockholder meeting for which we must include executive compensation information in the Proxy Statement for that meeting). The vote on this proposal is not binding on the Company but will be considered by the Compensation Committee as it administers the Company’s executive compensation program. Stockholders may vote for a frequency of say-on-pay votes of one, two, or three years, or may abstain from voting.

The Company values the opinions expressed by stockholders and will consider the outcome of these votes in making its decisions on executive compensation in the future. We believe that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program.

You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting on the following resolution:

“RESOLVED, that the option of once every year, once every two years, or once every three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency for holding an advisory stockholder vote to approve the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

Vote Required

The option of 1 year, 2 years or 3 years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation recommended by stockholders. While this vote on the frequency of the advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will consider the outcome of the vote when determining the frequency of the advisory vote on executive compensation. The Board may determine that it is advisable and in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE ”EVERY YEAR” OPTION AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ITEM 9. TO RATIFY THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

On June 3, 2016, the Company notified Vavrinek, Trine, Day & Co., LLP (“VTD”) that the Company would no longer be retaining VTD as the Company’s independent registered public accounting firm effective as of June 3, 2016. The decision to change the Company’s independent registered accounting firm was the result of a request for proposal process in which the Audit Committee of the Company’s Board of Directors conducted a comprehensive, competitive process to select an independent registered public accounting firm.

The audit reports of VTD on the Consolidated Financial Statements of the Company for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2015 and December 31, 2014, (i) there were no disagreements with VTD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to VTD’s satisfaction, would have caused VTD to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 3, 2016, based upon the recommendation and approval of the Company’s Audit Committee, the Company engaged Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 effective as of June 3, 2016. During the Company’s fiscal years ended December 31, 2014 and 2015, and the subsequent interim period through June 3, 2016, neither the Company, nor anyone on the Company’s behalf, consulted with Crowe Horwath LLP regarding any matter set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Audit Committee of the Board of Directors considered the qualifications and experience of Crowe Horwath LLP, and, in consultation with the Board of Directors of the Company, appointed them as independent auditors for the Company for the fiscal year ended December 31, 2016.

On April 13, 2017, the Audit Committee of the Board considered the qualifications and experience of Crowe Horwath LLP, and, in consultation with the Board, appointed them as independent auditors for the Company for the fiscal year ended December 31, 2017. Although ratification of our independent auditors by stockholders is not required by law, the Audit Committee and Board desired to obtain the stockholders’ ratification of such appointment and did obtain such approval at the 2017 Annual Meeting of the Stockholders, held on May 31, 2017.

On February 5, 2018, the Audit Committee of the Board considered the qualifications and experience of Crowe Horwath LLP, and, in consultation with the Board, appointed them as independent auditors for the Company for the current fiscal year, which ends December 31, 2018. Although ratification of our independent auditors by stockholders is not required by law, the Audit Committee and Board desire to obtain the stockholders’ ratification of such appointment. If ratification of Crowe Horwath LLP as our independent auditors is not approved by stockholders, the matter will be referred to the Audit Committee for further review.

We anticipate that a representative of Crowe Horwath LLP will be present at the Annual Meeting and available to respond to appropriate questions and to make a statement if he or she so desires.

Vote Required

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

Fees

Aggregate fees for professional services rendered to the Company by Crowe Horwath LLP and VTD for the years ended December 31, 2017 and 2016 were as follows:

	For the Years Ended December 31,
	2017	2016
Audit fees(1)	$550,000	$570,000
Audit-related fees	433,550	19,000
Audit and audit-related fees	983,550	589,000
Tax & Tax-Related compliance fees	__	112,550
All other fees	12,430	18,000
Total fees	$995,980	$719,550
(1)	For the year ended December 31, 2016, the Company paid audit fees of $350,000 and $220,000 to Crowe Horwath LLP and VTD, respectively.

Audit Fees

Audit fees are related to the integrated audit of the Company’s annual financial statements for the years ended December 31, 2017 and 2016, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10 Q and 10 K for those years.

Audit-Related Fees

Audit related fees for each of 2017 and 2016 included fees for audits of the Company’s 401(k) plan, accounting consultations and audits in connection with the acquisitions of Plaza and HEOP.

Tax Compliance Fees

Tax fees in both 2017 and 2016 consisted of tax compliance services in preparation of the Company’s tax returns filed with the Internal Revenue Service and various state tax agencies.

All Other Fees

All other fees for 2017 included fees related to the acquisition of HEOP and Plaza. All other fees for 2016 included fees related to the acquisitions of SCAF and SCB and audit Committee Pre Approval Policies and Procedures. The Audit Committee has adopted a policy that requires advance approval of all audit, audit related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

In 2017, 100% of Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

ITEM 10. ADJOURNMENT OF THE ANNUAL MEETING

In the event there are not sufficient votes at the time of the Annual Meeting to approve Items 2 through 6, our Board of Directors may propose to adjourn the Annual Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the DGCL, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting. If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days. If a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting.

In order to permit proxies that have been received by us at the time of the Annual Meeting to be voted for an adjournment, if necessary, we have submitted this proposal to you as a separate matter for your consideration (the “Adjournment Proposal”). If approved, the Adjournment Proposal will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Items 2 through 6, including the solicitation of proxies from our stockholders who have previously voted against these proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Items 2 through 6 have been received, we could adjourn the Annual Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal.

Vote Required

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2017 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended by SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

•	Methods used to account for significant unusual transactions;
•	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and
•	Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants, Crowe Horwath LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Additionally, the Audit Committee has discussed with Crowe Horwath LLP the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Audit Committee also recommended the appointment of Crowe Horwath LLP as the Company’s independent accountants for the year ending December 31, 2018.

AUDIT COMMITTEE

Jeff C. Jones, Chair
Michael Morris
Zareh Sarrafian
Cora M. Tellez

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2017, including financial statements and schedules, accompanies this Proxy Statement.

Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2017 may be obtained without charge by writing to Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 or by calling (949) 864-8000. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, are also available at our website, www.ppbi.com under the Investor Relations section and from the SEC at its website, www.sec.gov.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Company, LLC (“AST”) if you hold registered shares. You can notify AST by sending a written request to: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or by calling AST at (800) 937-5449.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Under the rules of the SEC and our Bylaws, stockholder proposals that meet certain conditions may be included in our Proxy Statement and form of proxy for a particular annual meeting if they are presented to us in accordance with the following:

•	Stockholder proposals intended to be considered for inclusion in next year’s Proxy Statement for the 2019 Annual Meeting of Stockholders must be received by the Company by December 14, 2018, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting.
•	Stockholders that intend to present a proposal at our 2019 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement for that meeting, must give notice of the proposal to our Secretary no sooner than January 14, 2019, which is one hundred twenty (120) days prior to May 14, 2019, which is the one-year anniversary of the Annual Meeting, but no later than February 13, 2019, which is ninety (90) days prior to May 14, 2019 (the one-year anniversary of the Annual Meeting). As set forth in our Bylaws, the stockholder’s notice to the Secretary must contain certain required information.
•	If the date of the 2019 Annual Meeting of Stockholders is held on a date more than thirty (30) calendar days before or sixty (60) days after May 14, 2019 (the one-year anniversary of the Annual Meeting), the stockholder’s notice must be delivered to our Secretary no sooner than the 120th day prior to the 2019 Annual Meeting of Stockholders, and no later than (a) the 90th day prior to the date of the 2019 Annual Meeting of Stockholders, or (b) in the event the first public announcement of the date of the 2019 Annual Meeting of Stockholders is less than one hundred (100) days prior to the date of the 2019 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting of Stockholders is first made by the Company.
•	In the event the Board increases the number of directors to be elected to the Board and the public announcement of such increase is not made on or before February 3, 2019, which is one hundred (100) days prior to May 14, 2019 (the one-year anniversary of the Annual Meeting), stockholder nominees for the new directorships will be considered timely if provided to Secretary within 10 days of the public announcement.
•	Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act the proxies designated by us for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after February 27, 2018, which is forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting. In addition, our Bylaws, provide that any matter to be presented at the Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our Bylaws.
•	Our Secretary must receive notices of stockholder proposals or nominations in writing at the executive offices of the Company at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Secretary.

No notice that a stockholder intends to present a proposal at the Annual Meeting was received by the Company on or before February 28, 2018, which is ninety (90) days prior to the one-year anniversary of the 2017 Annual Meeting of Stockholders.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to promptly return your proxy card or vote by telephone or via the Internet. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

By Order of the Board of Directors,

Steve Arnold
Senior Executive Vice President, General Counsel and Corporate Secretary
Irvine, California
April 13, 2018

Appendix A

Article FOURTH of the Company’s Certificate of Incorporation would be amended as follows:

FOURTH:

A.   The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred fifty-one million ~~(101,000,000)~~ (151,000,000) consisting of:

1.   One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.   One hundred fifty million (100,000,000) (150,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

A-1

Appendix B

Article FIFTH of the Company’s Certificate of Incorporation would be amended as follows:

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected ~~at a duly called annual or special meeting of stockholders of~~as provided by law and the Corporation ~~and may not be effected by any consent in writing by such stockholders.~~’s Bylaws.

~~D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term “Whole Board” shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).~~

B-1

Appendix C

Article SEVENTH of the Company’s Certificate of Incorporation would be amended as follows:

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The term “Whole Board” shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation~~; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation,~~ by the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2/3%)~~ a majority of the voting power of all of the then- outstanding shares of ~~the~~ capital stock ~~of the Corporation~~ entitled to vote ~~generally in the election of Directors,~~ voting together as a single class, ~~shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.~~; subject to any additional vote of the holders of any class or series of stock of this corporation as may be required by law or by this Amended and Restated Certificate of Incorporation.

C-1

Appendix D

Article ELEVENTH of the Company’s Certificate of Incorporation would be amended as follows:

ELEVENTH: The Corporation ~~reserves the right to amend~~ shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in ~~the~~ any manner now or hereafter prescribed by the laws of the State of Delaware and all rights and powers conferred upon stockholders are granted subject to this reservation~~; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article ELEVENTH, Sections C or D of Article FIFTH, SIXTH, Article SEVENTH or Article NINTH~~.

D-1

Appendix E

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PACIFIC PREMIER BANCORP, INC.

(As amended on June 1, 2016 and restated on          , 2018)

Pacific Premier Bancorp, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	The name of the Corporation is Pacific Premier Bancorp, Inc. The original certificate of incorporation of the Corporation (the “Original Certificate”) was filed with the office of the Secretary of State of the State of Delaware on December 6, 1996 under the name Life Financial Corp.
2.	The Original Certificate was amended and restated pursuant to that certain Amended and Restated Certificate of Incorporation dated as of May 31, 2012, which was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation, and subsequently was amended in accordance with the DGCL on May 27, 2015 and June 1, 2016 (the “Original Amended and Restated Certificate”).
3.	This Second Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.
4.	This Amended and Restated Certificate of Incorporation restates and integrates and further amends the ~~original certificate of incorporation of the Corporation~~Original Amended and Restated Certificate.

The text of the ~~original certificate of incorporation~~Original Amended and Restated Certificate, as amended, of the Corporation is amended and restated in its entirety as follows:

FIRST: The name of the Corporation is Pacific Premier Bancorp, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred fifty-one million (~~101,000,000~~151,000,000) consisting of:

1.      One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.      One hundred fifty million (~~100,000,000~~150,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected ~~at a duly called annual or special meeting of stockholders of~~as provided by law and the Corporation ~~and may not be effected by any consent in writing by such stockholders.~~’s Bylaws.

~~D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term “Whole Board” shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).~~

SIXTH:

A. Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

B. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

C. Subject to the rights of holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time with or without cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The term “Whole Board” shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation~~; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation,~~ by the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2∕3%)~~a majority of the voting power of all of the then-outstanding shares of ~~the~~ capital stock ~~of the Corporation~~ entitled to vote ~~generally in the election of Directors~~, voting together as a single class~~, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.~~ ; subject to any additional vote of the holders of any class or series of stock of this Corporation as may be required by law or by this Amended and Restated Certificate of Incorporation

EIGHTH: The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, Bylaws of the Corporation, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Amended and Restated Certificate of Incorporation.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

TENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ELEVENTH: The Corporation ~~reserves the right to amend~~shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in ~~the~~any manner now or hereafter prescribed by the laws of the State of Delaware and all rights and powers conferred upon stockholders are granted subject to this reservation~~; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article ELEVENTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH or Article NINTH~~.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~31st~~    day of ~~May, 2012.~~         , 2018.

PACIFIC PREMIER BANCORP, INC.

Appendix F

AMENDED AND RESTATED BYLAWS

OF

PACIFIC PREMIER BANCORP, INC.

Effective as of February 29, 2016                , 2018

ARTICLE 1 - OFFICES

Section 1.   Offices

In addition to its registered office in the State of Delaware, Pacific Premier Bancorp, Inc. (hereinafter called the “Corporation”) may maintain other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors” or the “Board”) from time to time shall determine or the business of the Corporation may require.

Section 2.   Books and Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II - MEETINGS OF THE STOCKHOLDERS

Section 1.   Annual Meeting

An annual meeting of the stockholders, for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

Section 2.   Special Meetings

(a) ~~Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.~~(i)   Special meetings of stockholders for any purpose or purposes may be called pursuant to a resolution approved by the Board of Directors. Subject to applicable law, the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and these Amended and Restated Bylaws (the “Bylaws”), a special meeting of stockholders shall be called by the Secretary of the Corporation upon the written request (each, a “Special Meeting Request”) of record holders representing not less than 10% of the issued and outstanding shares of common stock of the Corporation (the “Requisite Percentage”) as of the time such Special Meeting Request is delivered to the Secretary of the Corporation. A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. For purposes of this Section 2 of Article II, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been delivered to the Secretary of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated as of the submission date by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”).

(ii)   In determining whether a Special Meeting Request has been requested by the record holders of common stock representing in the aggregate not less than the Requisite Percentage as of the date of such Special Meeting Request, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matters proposed to be acted on at the proposed special meeting (in each case to be determined by the Board of Directors), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

(b)   Any Special Meeting Request must include the information required by, and otherwise comply with, Section 7(d) of this Article II as to each Requesting Stockholder and any beneficial owners on whose behalf the Special Meeting Request is signed. In addition, a Special Meeting Request must include:

(i)   a representation that each Requesting Stockholder, or one or more representatives of each such Requesting Stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting;

(ii)   documentary evidence that the Requesting Stockholders held the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Secretary;

(iii)   an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any ownership; and

(iv)   an acknowledgement that prior to the special meeting, any disposition of shares of the Corporation’s common stock included within any Requesting Stockholder’s ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request.

(c)   A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if:

(i)   the Special Meeting Request does not comply with this Section 2 of Article II;

(ii)   the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law or the Corporation’s Certificate of Incorporation or these Bylaws;

(iii)   the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the date of the previous annual meeting;

(iv)   an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, (1) was presented at an annual or special meeting of stockholders held not more than 120 days before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 60 days of the receipt by the Corporation of a Special Meeting Request;

(v)   a proposed item of business involves the election or removal of directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of stockholders held not more than one hundred twenty 120 days before delivery of the Special Meeting Request or (2) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 60 days of the receipt by the Corporation of a Special Meeting Request; or

(vi)   the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(d)   The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (vi) of Section (2)(c) of this Article II), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board of Directors, in its discretion, may cancel the special meeting.

(e)   If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(f)   Except as provided in the next sentence, any special meeting shall be held at such date, time and place, within or without the State of Delaware, as may be fixed by the Board of Directors in accordance with these Bylaws and the Delaware General Corporation Law. In the case of a special meeting held pursuant to a Special Meeting Request, such meeting shall be held at such date, time and place as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not less than 10 days nor more than 60 days after the record date for such meeting, which shall be fixed in accordance with Section 11 of this Article II; provided further that, if the Board of Directors fails to designate, within 10 days after delivery of the Special Meeting Request, a date and time for the special meeting, then such meeting shall be held at 9:00 a.m. local time on the 60th day after the special meeting record (or, if that day shall not be a business day, then on the next preceding business day); and provided further that in the event that the Board of Directors fails to designate a place for a special meeting within 10 days after the record date for the special meeting, then such meeting shall be held at the Corporation’s principal executive offices. In fixing a date and time for any special meeting subject to a Special Meeting Request, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(g)   The business which may be conducted at a special meeting shall be limited to (i) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Requisite Percentage and (ii) any matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stock holders at any special meeting calld pursuant to a Special Meeting Request.

Section 3.    Adjournments.

Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 4.    Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation of the Corporation, as may be amended from time to time (the “Certificate of Incorporation”). Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 5.    Quorum

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 6.    Conduct of Meetings

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 7.    Conduct of Business

(a)   Except as otherwise provided by law, the Certificate of Incorporation or these ~~Amended and Restated~~ Bylaws ~~(“Bylaws”)~~ , the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with each of the procedures set forth in Sections ~~6~~7(b), ~~6~~7(d) and ~~6~~7(e) of this Article II and, if any proposed nomination or other business is not in compliance with each of Sections ~~6~~7(b), ~~6~~7(d) and ~~6~~7(e) of this Article II, to declare that such defective proposal or nomination shall be disregarded. To be properly brought before a meeting of stockholders, business must be of a proper subject for action by stockholders under applicable law and must not, if implemented, cause the Corporation to violate any state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors.

(b)   At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (3) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the additional requirements and procedures set forth in Sections ~~6~~7(~~d~~c) and ~~6~~7(~~e~~d) of this Article II as to such nomination or other business. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

~~(c) Subject to Section 6(e)(4) of this Article II, at any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.~~

~~(d)~~   (c)   Without qualification or limitation, subject to Section ~~6~~7(~~e~~d)(4) of this Article II, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section ~~6~~7(b) of this Article II, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary.

To be timely, a stockholder’s notice shall be delivered  to  by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section ~~6~~7(~~d~~c) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a stockholder’s notice shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

~~(e)~~   (d)   (1)   Without qualification or limitation, for a stockholder’s notice required to be given to the Secretary pursuant to this Article II to be considered to be in proper form, such stockholder’s notice must include the following, as applicable.

(i)   As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (G) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (H) any significant equity interests or Short Interests in any principal competitor of the Corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)   If the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) immediately above, set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(iii)   As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv)   With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section ~~6~~7(~~f~~e) of this Article II. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No person may be appointed, nominated or elected as a Director of the Corporation unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a Director without conflicting in any manner with any state, federal or foreign law or regulation applicable to the Corporation, as determined in good faith by the Board of Directors.

(2)   For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)   Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section ~~6~~7(b) of this Article II.

(4)   Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act or (iii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.

~~(f)~~   (e)   To be eligible to be a nominee for election or reelection as a Director of the Corporation, (or, in the case of a nomination brought under Rule 14a-11 of the Exchange Act, to serve as a Director of the Corporation), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section ~~6~~7(d) of this Article II or, in the case of a nomination brought under Rule 14a-11 of the Exchange Act, prior to the time such person is to begin service as a Director) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 8.   Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, maybe made by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Except in a contested election, the vote required for the election of a Director by the stockholders shall be the affirmative vote of a majority of the votes cast in favor of or against the election of a Director nominee at a meeting of stockholders. In a contested election, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. An election shall be considered contested if, as of the record date, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. In any non-contested election of Directors, any incumbent Director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately tender his or her resignation, and the Board of Directors will decide, through a process managed by the Nominating and Corporate Governance Committee of the Board of Directors, or such other committee of the Board as determined by the Board of Directors, and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled board meeting. The Board of Directors’ explanation of its decision concerning the acceptance or rejection of such nominee’s resignation shall be promptly disclosed by the Corporation on a Current Report on Form 8-K filed with the Securities and Exchange Commission. Unless otherwise required by law, the Corporation’s Certificate of Incorporation or these Bylaws, any matter, other than the election of Directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of the votes case at the meeting by the holders of shares entitled to vote on such matter.

Section 9.   Stock List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to beheld.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 10.   Consent of Stockholders in Lieu of Meeting

~~Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.~~

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 10 to the Corporation, written consents signed by a sufficient number of holders required to take action are delivered to the Corporation by delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 10.

Section 11.   Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as herein before described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III - BOARD OF DIRECTORS

Section 1.   General Powers, Number and Term of Office

The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of Directors who shall constitute the Board of Directors shall be such number as the Board of Directors shall from time to time have designated by a resolution of the Board or otherwise, except that in the absence of such designation shall be seven (7). The Directors shall be elected by the stockholders each year at the annual meeting of stockholders and shall hold office until the next annual meeting and until his or her successors shall have been duly elected and qualified or until his or her earlier resignation or removal as provided in the Certificate of Incorporation, these Bylaws or under the Delaware General Corporation Law. The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

Section 2.   Vacancies and Newly Created Directorships

Subject to the rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

Section 3.   Resignation of Directors

Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 4.   Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 5.   Special Meetings

Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by electronic mail, facsimile or other electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6.   Quorum

At any meeting of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7.   Participation in Meetings By Conference Telephone

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8.   Action by Majority Vote.

Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9.   Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 10.   Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a)   To declare dividends from time to time in accordance with law;

(b)   To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c)   To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d)   To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

(e)   To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

(f)   To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g)   To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h)   To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs

Section 11.   Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV - COMMITTEES

Section 1.   Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article IV.

Section 2.   Conduct of Business

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Any committee may take action without a meeting if all members thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 3.   Nominating Committee

The Board of Directors shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members. The Nominating Committee shall have authority: (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6 of Article II of these Bylaws in order to determine compliance with such Bylaw and (b) to recommend to the Whole Board nominees for election to the Board of Directors.

ARTICLE V - OFFICERS

Section 1.   Generally

(a)   The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers (collectively, the “Officers”) as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. The same person may hold any number of offices.

(b)   The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

(c)   All Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.   Chairman of the Board of Directors

The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, unless the Board has designated another person, when present, shall preside at all meetings of the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation, which are authorized.

Section 3.   President; Chief Executive Officer.

Unless the Board of Directors has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to him or her by the Board of Directors. If the President is not the Chief Executive Officer, the President shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 4.   Vice President

In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President (if the President is not the Chief Executive Officer), or the Vice President (if the Chief Executive Officer and the President are the same person) or, if there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors, shall perform the duties of the Chief Executive Officer and, when so performing such duties, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer). A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President by the Board of Directors.

Section 5.   Secretary

The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer). Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

Section 6.   Treasurer

The Treasurer shall be the Comptroller of the Corporation and shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. Subject to the direction of the Board of Directors, the Treasurer shall have the power to sign all stock certificates.

Section 7.   Assistant Secretaries and Other Officers

The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer).

Section 8.   Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President (if the President is not the Chief Executive Officer) or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI - STOCK CERTIFICATES AND TRANSFERS

Section 1.   Certificates of Stock

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. Stock may be uncertificated, except to the extent otherwise required by applicable law and except to the extent stock is represented by outstanding certificates that have not been surrendered to the Corporation or its transfer agent.

Section 2.   Transfers of Stock

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these Bylaws or in the case where the stock is uncertificated, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.   Lost, Stolen or Destroyed Certificates

In the event of the loss, theft or destruction of any certificate of stock, another may be issued, or new equivalent uncertificated stock, in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4.   Regulations

The issue, transfer, conversion and registration of certificates of stock or uncertificated stock shall be governed by such other regulations as the Board of Directors may establish.

Section 5.   Transfer Agents and Registrars

The Board of Directors may appoint, or authorize any Officer or Officers of the Corporation to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII - NOTICES

Section 1.   Notices

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by facsimile, electronic mail or other electronic means or by courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand-delivered, or dispatched, if delivered through the mails or by facsimile, electronic mail or other electronic means or by courier, shall be the time of the giving of the notice.

Section 2.   Waivers

A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII - MISCELLANEOUS

Section 1.   Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.   Corporate Seal

The Board of Directors may provide a suitable seal, containing then name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

Section 3.   Reliance Upon Books, Reports and Records

Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.   Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.   Time Periods

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.   Forum for Adjudication of Disputes

As authorized by Delaware General Corporation Law Section 115, and to the fullest extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any and all internal corporate claims, including but not limited to (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws of the Corporation (as either may be amended from time to time) or a claim as to which Title 8 of the Delaware Code confers jurisdiction upon the Delaware Court of Chancery or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall be a state court located within the state of Delaware or the state of California, in all cases subject to the state court’s having personal jurisdiction over the indispensable parties named as defendants. If no state court of the state of Delaware or the state of California has jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the United States District Court for the District of Delaware or the United States District Court for the Central District of California, Southern Division. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6 of Article IX.

ARTICLE IX - AMENDMENTS

The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders, provided notice of the proposed change was given in the notice of the meeting~~; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation or these Bylaws,~~, by the affirmative ~~votes~~ vote of the holders of at least ~~66 2/3%~~ a majority of the voting power of all of the then~~-~~outstanding shares of ~~the voting~~ capital stock ~~of the Corporation~~entitled to vote, voting together as a single class, ~~shall be required to alter, amend or repeal any provisions of~~subject to any additional vote of the holders of any class or series of stock of this Corporation as may be required by applicable law, the Certificate of Incorporation, or these Bylaws.

PACIFIC PREMIER BANCORP, INC.
ATTN: CORPORATE SECRETARY
17901 VON KARMAN AVENUE
SUITE 1200
IRVINE, CA 92614

VOTE BY INTERNET - www.proxyvote.com
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43938-P04616 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PACIFIC PREMIER BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) John J. Carona
02) Ayad A. Fargo
03) Steven R. Gardner
04) Joseph L. Garrett
05) Jeff C. Jones
06) Simone F. Lagomarsino
07) Michael J. Morris
08) Zareh H. Sarrafian
09) Cora M. Tellez

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote 1 year on the following proposal:

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E43939-P04616

PACIFIC PREMIER BANCORP, INC.
Annual Meeting of Stockholders
May 14, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACIFIC PREMIER BANCORP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 14, 2018, at the 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side